1998 REVOLVING CREDIT AGREEMENT


                                      among
                     DATA TRANSMISSION NETWORK CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL,
                              LASALLE NATIONAL BANK
                                       and
                             NATIONAL BANK OF CANADA



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                                TABLE OF CONTENTS

I.  DEFINITIONS                                                             2

II.  REVOLVING FACILITY                                                    10
     2.1      Revolving Credit                                             10
     2.2      Revolving Credit Fees                                        11
     2.3      Interest on Revolving Credit                                 11
     2.4      Conversion                                                   12
     2.5      Interest on Converted Notes                                  12
     2.6      Payments                                                     14
     2.7      Prepayments                                                  14
     2.8      Security                                                     14
     2.9      Existing Term Notes                                          14
     2.10     Related Bank Debt                                            15
     2.11     Letter of Credit Facilities                                  15

III.  REPRESENTATIONS AND WARRANTIES                                       16
     3.1      Corporate Existence                                          16
     3.2      Corporate Authority                                          16
     3.3      Validity of Agreements                                       17
     3.4      Litigation                                                   17
     3.5      Governmental Approvals                                       17
     3.6       Defaults Under Other Documents                              17
     3.7      Judgments                                                    17
     3.8      Compliance with Laws                                         17
     3.9      Taxes.                                                       17
     3.10     Collateral                                                   18
     3.11     Pension Benefits.                                            18
     3.12     Margin Regulations                                           18
     3.13     Financial Condition                                          18
     4.1      Financial Reports                                            18
     4.2      Corporate Structure and Assets                               20
     4.3      Net Worth                                                    20
     4.4      Indebtedness                                                 20
     4.5      Use of Proceeds                                              21
     4.6      Notice of Default                                            21
     4.7      Distributions                                                22
     4.8      Compliance with Law and Regulations                          22
     4.9      Maintenance of Property; Accounting; Corporate Form; Taxes;
              Insurance                                                    22
     4.10     Inspection of Properties and Books                           23
     4.11     Guaranties                                                   23
     4.12     Collateral                                                   23
     4.13     Name; Location                                               23

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     4.14     Notice of Change in Ownership or Management                  23
     4.15     Interest Coverage                                            24
     4.16     Subordinated Debt                                            24
     4.17     Subsidiaries                                                 24
     4.18     Amendments to Purchase Agreement                             24
     4.19     Capital Expenditures                                         24
     4.20     Acquisitions                                                 25

V. CONDITIONS PRECEDENT                                                    25
     5.1      Closing Conditions                                           25

VI. DEFAULTS AND REMEDIES                                                  25
     6.1      Events of Default                                            26
     6.2      Remedies                                                     28

VII.  INTER-CREDITOR AGREEMENTS                                            28
     7.1      FNB-O as Servicer                                            28
     7.2      Application of Payments                                      29
     7.3      Liability of FNB-O                                           30
     7.4      Transfers                                                    31
     7.5      Reliance                                                     31
     7.6      Relationship of Lenders                                      31
     7.7      New Lenders                                                  31

VIII.  MISCELLANEOUS                                                       31
     8.1      Entire Agreement                                             31
     8.2      Governing Law                                                31
     8.3      Notices                                                      31
     8.4      Headings                                                     32
     8.5      Counterparts                                                 32
     8.6      Survival; Successors and Assigns                             32
     8.7      Severability                                                 32
     8.8      Assignment                                                   32
     8.9      Amendments                                                   32
     8.10     Consent to Form of Security Agreement, Term Agreement        32

     SCHEDULE I: Subsidiaries

     EXHIBIT A: Form of Note

     EXHIBIT B: Drawing Certificate

     EXHIBIT C: Letter of Credit Forms

     EXHIBIT D: Compliance Certificate

     SCHEDULE A: Permitted Encumbrances

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                         1998 REVOLVING CREDIT AGREEMENT



    This 1998 REVOLVING CREDIT AGREEMENT (the "Agreement") is entered into as of the 7th day of December, 1998, among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation having its principal place of business at Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114 (the "Borrower"), FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("FNB-O"), FIRST NATIONAL BANK, WAHOO, NEBRASKA, a national banking association having its principal place of business at Wahoo, Nebraska 68066 ("FNB-W"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association having its principal place of business at One First National Plaza, Chicago, Illinois 60670-0173 ("First of Chicago"), NORWEST BANK NEBRASKA, N.A., a national banking association having its principal place of business at 20th and Farnam Streets, Omaha, Nebraska 68102 ("Norwest"), DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, being represented by its office at 75 Wall Street, New York, New York 10005 ("Dresdner"), MERCANTILE BANK OF ST. LOUIS, N.A., a national banking association having its principal place of business at One Mercantile Center, 7th and Washington Streets, St. Louis, Missouri 63101 ("Mercantile"), U.S. BANK, NATIONAL ASSOCIATION, a national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508 ("U.S. Bank"), BANK OF MONTREAL, a Canadian bank represented by its office at 430 Park Avenue, New York, New York 10022 ("Montreal"), LASALLE NATIONAL BANK, a national banking association being represented by its offices at One Metropolitan Square, 211 North Broadway, St. Louis, Missouri 63102 ("LaSalle"); and NATIONAL BANK OF CANADA, a Canadian bank being represented by its office at 1200 17th Street, Suite 2760, Denver, Colorado 80202 ("NBC").

                                   WITNESSETH:

    WHEREAS, the Borrower and certain of the Lenders (as such term is hereinafter defined) are parties to a 1997 Term Credit Agreement dated as of February 26, 1997, which has been amended, (the "1997 Term Credit Agreement"), the proceeds of which were used to acquire substantially all of the assets of Broadcast Partners, a general partnership having its principal place of business in Des Moines, Iowa;

    WHEREAS, the Borrower and certain of the Lenders are parties to a 1997 Revolving Credit Agreement dated as of February 26, 1997, which has been amended (the "1997 Revolving Credit Agreement"), which 1997 Revolving Credit Agreement provided a revolving credit facility for general corporate purposes;

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    WHEREAS, the Borrower desires to increase the amount of the revolving credit facility which was the subject of the 1997 Revolving Credit Agreement; and

    WHEREAS, the parties do not intend for this 1998 Revolving Credit Agreement to be deemed to extinguish any existing indebtedness of the Borrower or to release, terminate or affect the priority of any security therefor, but the parties do intend that this 1998 Revolving Credit Agreement shall supersede and replace the terms of the above-referenced 1997 Revolving Credit Agreement;

    NOW,  THEREFORE,  in consideration  of the premises,  and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, it is agreed as follows:


                                 I. DEFINITIONS

    For purposes of this Agreement, the following definitions shall apply:

Acquisition
              Notes: The Notes issued by the Borrower to the Term Lenders under the Term Agreement dated as of May 3, 1996, and all extensions, renewals and substitutions, if any, of or for the same.

              Advance: Any  advance of funds to the  Borrower  by the  Revolving
                       Lenders or any of them under the revolving credit facility provided in this Agreement.

Agreement:             This 1998 Revolving Credit Agreement dated as of December
                       7, 1998, between the Borrower and certain Lenders, as amended or restated from time to time.

Base Rate: The floating interest rate announced from time to time by FNB-O as its "National Base Rate." The National Base Rate is set by FNB-O, solely in its discretion, to reflect generally the rates charged by national money center banks as their reference rates. (Previously, the rate was announced by FNB-O as its "New York Base Rate.") Rates charged by FNB-O may be at, above or below the National Base Rate, as determined by FNB-O as to each respective customer.

Base Revolving
Credit Facility: The amount specified in Section 2.1 of this Agreement, which shall include the aggregate amounts which may be available under the Revolving Credit Notes and the Lender Letter of Credit Facility.

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Boatmen's:             The  Boatmen's  National  Bank of St.  Louis,  a national
                       banking   association   having  its  principal  place  of
                       business at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63166-0236 (now known as NationsBank, N.A.), and its successors and assigns.

Borrower:              Data  Transmission   Network   Corporation,   a  Delaware
                       corporation having its principal place of business at Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114.

Broadcast
              Partners:Broadcast  Partners,  a general  partnership  having  its current principal place of business at 11275 Aurora Avenue, Des Moines, Iowa 50322.

Business
              Day: Any day other than a Saturday, Sunday or a legal holiday on which banks in the State of Nebraska are not open for business.

Change of
              Control: (a) At any time when any of the equity  securities of the
                       Borrower shall be registered under Section 12 of the Securities Exchange Act of 1934 as amended from time to time (the "Exchange Act"), (i) any person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than any person which is a management employee, or any such "group" which consists entirely of management employees, of the Borrower) being or becoming the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Borrower, or
                       (ii) a majority of the members of the Borrower's board of directors (the "Board") consisting of persons other than Continuing Directors (as hereinafter defined); and (b) at any other time, less than 50% of the voting stock of the Borrower being owned beneficially, directly or indirectly, by employees of the Borrower or its subsidiaries. As used herein, the term "Continuing Director" means any member of the Board on June 29, 1995, and any other member of the Board who shall be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are the members of the Board.

         Collateral:   All personal  property of the  Borrower  described in the
                       Security  Agreement,   whether  now  owned  or  hereafter
                       acquired, including, without limitation:

                              (a) all of the Borrower's accounts, accounts receivable, Subscriber contract rights, chattel paper, documents, instruments, goods, inventory, equipment, general intangibles; and

                              (b)  all proceeds and products of the foregoing.

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Conversion:            This term  shall  have the  meaning  set forth in Section
                       2.4.

Converted
              Notes: Any note evidencing Conversion under or of all or a portion of the Revolving Credit Notes (or any such similar notes issued to any additional Revolving Lenders hereinafter added to this Agreement), and all extensions, renewals and substitutions of or for the foregoing.



Default Rate: The floating interest rate announced from time to time by FNB-O as its "National Base Rate" plus 4.0%. The National Base Rate is set by FNB-O, solely in its discretion, to reflect generally the rates charged by national money center banks as their reference rates. (Previously, the rate was announced by FNB-O as its "New York Base Rate.") Rates charged by FNB-O may be at, above or below the National Base Rate, as determined by FNB-O as to each respective customer.

                       Dresdner Dresdner Bank AG, New York and Grand Cayman Branches, being represented by its office at 75 Wall Street, New York, New York 10005, and its successors and assigns.

Existing
Term Notes: That certain promissory note from the Borrower to FNB-O, FirsTier, FNB-W, NBD, Norwest and Boatmen's (now NationsBank, N.A.) dated as of February 27, 1995; and those certain promissory notes from the Borrower to FNB-O, FNB-W, NBD, Norwest, Sumitomo, Mercantile, First Bank, Montreal, and LaSalle dated as of March 31, 1997, and March 16, 1998, and, as to each, all extensions, renewals, and substitutions of or for the foregoing.

         FNB-O: First National Bank of Omaha, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102, and its successors and assigns.

FNB-O Letter of
Credit Facility: An amount not to exceed $500,000 at any time which FNB-O may elect in its discretion to provide to the Borrower and one or more of its Subsidiaries under
                       Section 2.11 (a) hereof.

FNB-O Letter(s)
of Credit: Letter(s) of Credit issued under the FNB-O Letter of Credit Facility.


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         FNB-W:        First National Bank, Wahoo,  Nebraska, a national banking
                       association having its principal place of business at Wahoo, Nebraska 68066, and its successors and assigns.

First Bank: First Bank, National Association, a national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508, and its successors and assigns (it being acknowledged that First Bank is the successor in interest to FirsTier.)

First of
         Chicago: The First National Bank of Chicago, a national banking association having its principal place of business at One First National Plaza, Chicago, Illinois 60670-0173, and its successors and assigns.

         FirsTier FirsTier Bank, National Association, having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508 (predecessor to U.S. Bank).

Fixed Rate
         Notice:       This term  shall  have the  meaning  set forth in Section
                       2.5.


Interest Rate
Protection Contract
         Amounts: "Interest Rate Protection Contract Amounts" shall mean amounts due from the Borrower under interest rate protection contracts between the Borrower and one or more Lenders as to (i) the interest differential amounts due in respect of periodic netting payments under any such contract, and (ii) any amount due as a result of marking to market the Borrower's obligations under any such contract upon the occurrence of an event of default under, or other early termination of, such contract; in either case without inclusion of fees and other expenses related to such contract. Such Interest Rate Protection Contract Amounts shall be reported in writing to FNB-O and the Borrower by the applicable Lender at such times as shall be appropriate to carry out the intent of this Agreement.

         LaSalle: LaSalle National Bank, a national banking association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603.

Lender Letter of
Credit Facility:       The letter of credit facility  provided for in
                       Section 2.11 (b) hereof.

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Lender Letter(s)
of Credit: Letter(s) of Credit issued under the Lender Letter of Credit Facility, the outstanding face amount of which shall not exceed $1,000,000 at any time.

         Lenders: FNB-O, FNB-W, First of Chicago, Norwest, LaSalle, Dresdner, Mercantile, U.S. Bank, Montreal, and NBC, in their capacity as Revolving Lenders under this Agreement, the Term Lenders, lenders of the Related Bank Debt, NationsBank, formerly Boatmen's (as to Articles VI and VII and as to Section 8/6 only), and the Existing Term Notes , and such additional lenders as may be added hereto or thereto from time to time.

Letter of Credit
         Facility:     Either the FNB-O or the Lender Letter of Credit  Facility
                       or, if the context so requires, both such letter of credit facilities.

Letter of Credit
Fees: The Letter of Credit Fees specified in Section 2.11 (d) of this Agreement.

Letter(s) of
         Credit: Either the FNB-O Letter(s) of Credit or the Lender Letter(s) of Credit, or if the context so requires, both such types of letters of credit.

Leverage
         Ratio: The number which is obtained at the time of determination by dividing Total Indebtedness at the applicable time by Operating Cash Flow at the applicable time.

Make-Whole
         Premium: An amount which shall be sufficient, as determined by the relevant Lender in good faith and on a reasonable basis and certified to the Borrower in writing, to compensate the Lender for any loss (including any lost yield), cost or expense incurred by the Lender (i) in liquidating or redeploying deposits or other funds acquired by the Lender to fund or maintain the loan prepaid and (ii) in unwinding, amending, canceling or otherwise modifying or terminating any match funding, swap or other arrangement entered into by the Lender in connection with acquiring or maintaining the funding for the loan prepaid.

Mercantile:            Mercantile  Bank of St. Louis,  N.A., a national  banking
                       association having its principal place of business at One
                       Mercantile Center, 7th and Washington Streets, St. Louis,
                       Missouri 63101, and its successors and assigns.

Montreal:              Bank of Montreal,  a Canadian bank being  represented  by
                       its offices at 430 Park Avenue, New York, New York 10022.

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         NBC:          National   Bank  of  Canada,   a   Canadian   bank  being
                       represented by its offices at 1200 17th Street, Suite 2760, Denver, Colorado 80202.

         NBD: NBD Bank, a bank organized under the laws of the State of Michigan and having its principal place of business at 611 Woodward Avenue, Detroit, Michigan 48226, and its successors and assigns.

NationsBank:           NationsBank,  N.A., a national banking association having
                       an office at 800 Market  Street,  12th Floor,  St. Louis,
                       Missouri 63101-2506  (successor to The Boatmen's National
                       Bank of St. Louis), and its successors and assigns.

Net Operating
Profit After
Taxes: For any period, the net earnings (or loss) after taxes of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period and determined in conformity with generally accepted accounting principles; provided that there shall be excluded (i) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower and (ii) any extraordinary gains or losses for such period determined in accordance with generally accepted accounting principles.

Net Worth: The Borrower's consolidated net worth as determined in accordance with generally accepted accounting principles plus subordinated debt. For purposes of this definition, "subordinated debt" means indebtedness of the Borrower which is subordinate, in a manner satisfactory to the Lenders, to the indebtedness due to the Lenders, and the repayment of which is forbidden during the existence of any Event of Default hereunder; provided however, that any such indebtedness shall not be deemed subordinated debt to the extent of the amount of principal payments that are due thereon within one (1) year from the date of determination.


         Norwest: Norwest Bank Nebraska, N.A., a national banking association having its principal place of business at 20th and Farnam Streets, Omaha, Nebraska 68102, and its successors and assigns.


Norwest Letter
         of Credit: The letter of credit no. S405444, in the amount of $130,949.00 with an expiration date of July 30, 1999, which was issued by Norwest for the account of Kavouras, Inc.; but not letters of credit issued in exchange, renewal, extension or substitution of such original letter of credit.

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         Notes:        (i) The Revolving  Credit Notes, the Converted Notes, the
                       Existing Term Notes, the Acquisition Notes, and such additional similar notes as may be issued to certain additional Lenders, and all extensions, renewals, and substitutions of or for the foregoing; and (ii) notes and, in the case of interest rate protection contracts, such contracts evidencing the obligations of the Borrower to any Lender under the Related Bank Debt.

Operating
Cash Flow: The Borrower's consolidated average monthly earnings or loss before interest, depreciation, amortization and taxes, less current tax expense and plus or minus any non-ordinary non-cash charges or credits to earnings, which average shall be based on the Borrower's actual financial results in the two (2) full calendar months preceding the date of determination. For purposes of calculating Operating Cash Flow for this Agreement, the Borrower shall not permit deferred commission expenses to be capitalized for any period in excess of twelve (12) months.

Operative
Documents:             This Agreement,  the Notes, the Security  Agreement,  the
                       financing statements regarding the Collateral and the documents and certificates delivered pursuant to Section
                       5.1.

Principal
Loan Amount: As to the Revolving Credit Notes, the aggregate principal amount of all unpaid Advances outstanding at any time (not including the unpaid balance under the Related Bank Debt, Existing Term Notes or any Acquisition Notes, or any amounts converted to a term loan hereunder), and as to Converted Notes hereunder, the unpaid principal amount thereof.

Purchase
Agreement:             The Asset Purchase and Sale Agreement  dated as of May 3,
                       1996, between the Borrower and Broadcast Partners, as amended from time to time.

Quarterly
Compliance
Certificate:           The certificate  delivered to the Lenders by the Borrower
                       pursuant to Section 4.1(d).

Related
Bank Debt: The aggregate unpaid balance of all indebtedness, now or hereafter existing (including future advances) under certain interest rate protection contracts entered into from time to time by the Borrower with one or more of the Lenders.

         Release:      The Federal Reserve Statistical Release.

Restricted
         Quarter: This term shall have the meaning set forth in Section 2.5 hereof.

Revolving
Credit Notes: The Notes issued to the Revolving Lenders pursuant to Section 2.1, and such additional similar notes as may be issued to Revolving Lenders hereinafter added to this Agreement by mutual written agreement of the parties, and all extensions, renewals, and substitutions of or for the same. Such notes shall be in the form of Exhibit A hereto. Solely for purposes of Section 7.2 of this Agreement and any reference to such Section 7.2, the Revolving Credit Notes shall include the amounts, if any, due to (a) FNB-O and/or the Revolving Lenders under the Letter of Credit Facility, and (b) Norwest in connection with the Norwest Letter of Credit.

Revolving
Credit Rate: The Base Rate minus the applicable margin as determined pursuant to Section 2.3.

Revolving
         Lenders: FNB-O, FNB-W, First of Chicago, Norwest, LaSalle, Dresdner, Mercantile, U.S. Bank, Montreal and NBC, and such additional Revolving Lenders as may be added as Revolving Lenders under Section 2.1 hereto from time to time by mutual written agreement of the parties.

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Security
Agreement:             The 1998 Security  Agreement dated as of the date hereof,
                       between the Borrower and FNB-O, as agent for the Lenders, (which amends and restates the 1997 Security Agreement dated as of February 26, 1997, as amended by the First
                       Amendment to 1997 Security  Agreement dated as of May 15,
                       1998), and as further amended or restated from time to time.

Subscribers:           Those customers of the Borrower which have subscribed for
                       the Borrower's  "Basic DTN  Subscription  Service" and/or
                       "Farm Dayta Service" and/or other similar services and who are not in default of their payment or other obligations with respect thereto.

Subsidiary:            Any corporation business association,  partnership, joint
                       venture, limited liability company or other business entity in which the Borrower, or one or more of its Subsidiaries, or the Borrower and one or more of its Subsidiaries has either (i) more than 50% of the equity ownership thereof, or (ii) the power to elect a majority of the directors or to control the identification of the managing or general partners or similar governing persons thereof.

Sumitomo:              The  Sumitomo  Bank,   Limited,  a  Japanese  bank  being
                       represented  by its office at 200 North  Broadway,  Suite
                       1625, St. Louis,  Missouri 63102,  and acting through its
                       Chicago branch, and its successors and assigns.

Term
Agreement:             The  1998  Term  Credit  Agreement  dated  as of the date
                       hereof, among the Borrower and certain Lenders specified therein, (which amends and restates the 1997 Term Credit
                       Agreement dated as of February 26, 1997, as amended by the First Amendment to 1997 Term Credit Agreement dated as of February 1, 1998; and the Second Amendment to 1997
                       Term Credit Agreement dated as of May 15, 1998), and as further amended or restated from time to time.

Term
         Lenders: "Lenders" to the Borrower as such term is defined in the Term Agreement.

Total
Indebtedness:          All loans and other  obligations  of the Borrower and its
                       Subsidiaries,  without  duplication,  for borrowed  money
                       (including,  without limitation,  the indebtedness due to
                       the  Lenders)  regardless  of the maturity  thereof.  For
                       purposes  of this  definition  of  "Total  Indebtedness,"
                       indebtedness under an interest rate protection  agreement
                       shall   mean  the   amount   if  any,   at  the  time  of
                       determination,  of the unpaid  Interest  Rate  Protection
                       Contract Amounts; provided, however, that solely for purposes of voting under this Agreement by the Lenders, "Total Indebtedness" will not include such Interest Rate
                       Protection Contract Amounts.

                                       12

Trigger
         Event: This term shall have the meaning set forth in Section 2.5 hereof.

U.S. Bank: U.S.Bank, National Association, formerly known as First Bank, a national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508, and its successors and assigns.

All accounting terms not otherwise defined herein shall have the meaning ordinarily applied under generally accepted accounting principles.

                             II. REVOLVING FACILITY

    2.1 Revolving Credit. Until the earlier of June 30, 2000, or the date on which the loan hereunder is converted to a term loan in accordance with Section 2.4, the Revolving Lenders severally agree to advance funds for general corporate purposes not to exceed $80,800,000 (the "Base Revolving Credit Facility") to the Borrower on a revolving credit basis (amounts outstanding under the Acquisition Notes, Existing Term Notes and Related Bank Debt shall not be counted against such Base Revolving Credit Facility limit). Such Advances shall be made on a pro rata basis by the Revolving Lenders, based on the following maximum advance limits and applicable percentages for each Revolving
Lender:  (i) as to  FNB-O,  $16,000,000  (19.80%);  (ii) as to  FNB-W,  $325,000
(.40%); (iii) as to First of Chicago, $2,015,000 (2.49%); (iv) as to Norwest, $6,500,000 (8.04%); (v) as to LaSalle, $8,320,000 (10.30%); (vi) as to Dresdner,
$8,515,000 (10.54%); (vii) as to Mercantile,  $11,245,000 (13.92%), (viii) as to
U.S. Bank, $8,515,000 (10.54%); (ix) as to Montreal, $6,565,000 (8.13%); and (x)
as to NBC, $12,800,000 (15.84%). The Borrower shall not be entitled to any Advance hereunder if, after the making of such Advance, the Leverage Ratio would exceed thirty-six (36), determined at the time of the Advance. Nor shall the Borrower be entitled to any further Advances hereunder after the occurrence of a material adverse change in its management personnel, as described in Section 4.14(b), or after the occurrence of any Event of Default with respect to the Borrower. Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower's request. Requests shall be made by 12:00 noon Omaha time on the Business Day prior to the requested date of the Advance. Requests shall be made by presentation to FNB-O of a drawing certificate in the form of Exhibit B. The Borrower's obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Revolving Credit Notes.

    2.2. The Borrower shall pay to the Revolving Lenders a commitment fee equal to the product of the per annum unused commitment fee percentage shown below times the unadvanced portion of the Maximum Revolving Credit Facility described above:

                                       13

          Leverage Ratio                        Unused Commitment Fee Percentage

          Greater than 42                                  .375%

          Greater than 24 but not in
          excess of 42                                     .250%

          24 or less                                       .125%

Such fee shall be paid to FNB-O quarterly (calendar quarters) in arrears and based on the average unused portion of the revolving credit commitment during the applicable quarter and the Leverage Ratio in effect on the last day of the month preceding such quarter. FNB-O shall distribute to each Revolving Lender its pro rata share of such fee based on the maximum advance limits set forth above. Furthermore, the Borrower will pay to FNB-O an agenting fee equal to $40,000 annually, payable quarterly in arrears.

    2.3 Interest on Revolving Credit. Until the earlier of June 30, 2000, or the date on which the revolving credit loan hereunder is converted to a term loan, interest shall accrue on the Principal Loan Amount outstanding from time to time at a variable rate, which shall fluctuate on a monthly basis, equal to the Base Rate minus a margin as determined below. The margin shall be adjusted quarterly after receipt of the Borrower's Quarterly Compliance Certificate. Adjustments shall be retroactive to the beginning of the current quarter.

             Leverage Ratio                        Margin Below Base Rate

             Greater than 42                         .25%

             Greater than 36 but not more
              than 42                                .50%

             Greater than 30 but not more
              than 36                                .75%

             Greater than 24 but not more
              than 30                               1.00%

             Greater than 18 but not more
              than 24                               1.25%

             18 or less                             1.375%

The Base Rate minus the applicable margin as determined above is hereinafter referred to as the "Revolving Credit Rate." Changes in the Base Rate shall be effective on the first day of each month, based on the Base Rate in effect as of such day. Interest shall be due upon the rendering of each monthly invoice therefor by FNB-O. Notwithstanding anything to the contrary elsewhere herein,

                                       14
after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate equal to the Default Rate.

     2.4 Conversion. Upon the earlier of: (i) June 30, 2000; or (ii) the Borrower's giving notice of its election to convert the revolving credit loan hereunder, or any portion thereof, to a term loan, the revolving credit loan described above (or applicable portion thereof) shall be deemed converted to a term loan (hereinafter referred to as "Conversion"). Any such term loans shall be evidenced by notes (the "Converted Notes") separate from the initial Revolving Credit Notes. Upon the issuance of Converted Notes, the Revolving Credit Facility will be reduced by the principal amount of such Converted Notes (and shall be increased to the extent permitted in Section 2.1(b) hereof), and no further Advances shall be made by the Revolving Lenders on the converted amount. The then outstanding Principal Loan Amount of each respective Converted Note shall become due and payable in forty-eight (48) equal installments of principal, with the first such installment due on the last day of the month following Conversion, or, if such day is not a Business Day, on the next succeeding Business Day, and subsequent installments due on the last day of each consecutive month thereafter. In any event, the total amount of all unpaid principal and accrued interest hereunder shall be due and payable no later than June 30, 2004.

     2.5 Interest on Converted Notes. After Conversion, interest shall accrue on the Principal Loan Amount outstanding on the respective Converted Note from time to time at a variable rate, which shall fluctuate on a monthly basis, which is equal to the Revolving Credit Rate plus one quarter of one percent (.25%). For purposes of computing such variable rate, changes in the Base Rate shall be effective on the first day of each month based on the Base Rate in effect on such day. Notwithstanding anything in the foregoing to the contrary, after Conversion, the Borrower may elect to have a fixed interest rate apply to the outstanding Principal Loan Amount converted and outstanding after the date of giving notice of such fixed rate election (the "Fixed Rate Notice"). Such fixed rate shall be the greater of:


          (a) the Revolving Credit Rate in effect on the date of the notice1, plus three-eighths of one percent (.375%), or

          (b) the average of the yields on constant maturity Treasury Bonds with maturities of three (3) years and five (5) years, as quoted in the immediately preceding monthly Release for the month preceding such Release, plus the incremental percentage shown below:

          Leverage Ratio1                                  Incremental %

          Greater than 36                                  2.25%

          Greater than 24 but not in
                  excess of 36                             2.00%

          24 or less                                       1.75%

                                       15

Any election of a fixed rate by the Borrower shall be final and irrevocable. Interest shall be due each month concurrently with the Borrower's principal payment. Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate equal to the Default Rate. All interest due under this Agreement shall be calculated on the basis of the actual number of days outstanding and a 360-day year. Interest shall continue to accrue on the full unpaid balance of all indebtedness hereunder notwithstanding any permitted or unpermitted failure of the Borrower to make a scheduled payment or the fact that a scheduled payment day falls on a day other than a Business Day. If the Borrower's most recent Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was at such date more than thirty-six (36), the current quarter shall be deemed a "Restricted Quarter." If, any time during a Restricted Quarter (including, without limitation, during any period in such quarter prior to delivery of the Quarterly Compliance Certificate), the interest rate accruing on any Existing Term Note or Converted Note is less than seven and one-half percent (7.50%) per annum, a "Trigger Event" shall be deemed to have occurred. Upon the occurrence of a Trigger Event, the Borrower shall be obligated to pay the following fees: (i) three-eighths of one percent (.375%) of the outstanding principal balance as of the date preceding the Trigger Event of each Existing Term Note or Converted Note which accrues interest at less than seven and one-half percent (7.50%) per annum, which amount shall be payable promptly upon invoicing by FNB-O; (ii) the same amount as computed in clause (i), payable on the six (6) month anniversary of the Trigger Event; and (iii) the same amount as computed in clause (i), payable on the twelve (12) month anniversary of the Trigger Event.

     2.6 Payments. All obligations of the Borrower under the Related Bank Debt (other than obligations under any interest rate protection contract), Revolving Credit Notes and Converted Notes and under the other Operative Documents shall be payable in immediately available funds in lawful money of the United States of America at the principal office of FNB-O in Omaha, Nebraska or at such other address as may be designated by FNB-O in writing. In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day.

     2.7 Prepayments. The Borrower may at any time prepay the Principal Loan Amount outstanding under the Revolving Credit Notes or any of the Converted Notes if the Borrower has given the Revolving Lenders at least two (2) Business Days prior written notice of its intention to make such prepayment. Any such prepayment may be made without penalty except for Converted Notes as to which interest is accruing at a fixed rate in accordance with Section 2.5, in which

                                       16
event a prepayment penalty shall be due to each Revolving Lender, at each Revolving Lender's option, either: (1) the Make-Whole Premium due to such Revolving Lender in respect of such prepayment; or (2) such Revolving Lender's applicable prepayment fee as set forth below. The applicable prepayment fee for any Converted Note shall be: (i) if the notice electing fixed interest was given within twelve (12) months of Conversion, the fee shall be one and one-half percent (1.50%) of the amount of such prepayment; (ii) if the notice electing fixed interest was given after twelve (12) months of Conversion but within twenty-four (24) months of Conversion, the fee shall be three-fourths of one percent (.75%) of the amount of such prepayment; (iii) if the notice electing fixed interest was given after twenty-four (24) months of Conversion but within thirty-six (36) months of Conversion, the fee shall be three-tenths of one percent (.30%) of the amount of such prepayment. The applicable prepayment fee for any Existing Term Note shall be as specified in such Existing Term Note.

     2.8 Security. All obligations of the Borrower hereunder and under the Operative Documents, including, without limitation, the Borrower's obligations to make payments of principal and interest on the Notes shall be secured by a first security interest in the Collateral, as more specifically described in the Security Agreement.

     2.9 Existing Term Notes. The Borrower's obligations under the Existing Term Notes shall continue in full force and effect in accordance with the terms thereof. Such notes shall be deemed amended to include this 1998 Revolving Credit Agreement within the definition of Obligations in such notes, it being understood that this 1998 Revolving Credit Agreement, rather than the 1997 Revolving Credit Agreement, shall be controlling with respect to defaults, covenants and all other relevant matters arising under the Existing Term Notes and the Notes executed and delivered in connection with this 1998 Revolving Credit Agreement. The Existing Term Notes shall continue to be secured by the security interest provided in the Security Agreement.

     2.10 Related Bank Debt. Nothing herein shall be deemed to alter or amend the Borrower's obligations under the Related Bank Debt or any collateral security therefor, all of which shall continue in full force and effect in accordance with the terms thereof.

     2.11 Letter of Credit Facilities. In order to accommodate the needs of the Borrower or one or more of its Subsidiaries, from time to time FNB-O on its own behalf may, or FNB-O as the Agent of the Revolving Lenders under this Agreement shall, upon application of the Borrower and, if requested by FNB-O the applicable Subsidiary, issue letters of credit on the terms, and upon satisfaction of the conditions, specified below:

     (a) FNB-O Letter of Credit Facility. FNB-O may elect to issue letters of credit solely on its own behalf ("FNB-O Letters of Credit"); provided, however, that at the time of issuance of such FNB-O Letters of Credit, the aggregate amount available to be drawn on Letters of Credit issued and outstanding under this FNB-O Letter of Credit Facility shall not exceed $500,000. The issuance of FNB-O Letters of Credit shall not cause the Base Revolving Credit Facility to be reduced.

     (b) Lender Letter of Credit Facility. Whenever FNB-O elects not to issue an FNB-O Letter of Credit or the aggregate amount available to be drawn on FNB-O Letters of Credit exceeds, or upon the issuance of a new Letter of Credit will

                                       17
exceed, $500,000, the Agent on behalf of the Revolving Lenders shall issue from time to time for the account of the Borrower or one or more of its Subsidiaries letters of credit in the name of First National Bank of Omaha but which are designated as Lender Letters of Credit (the "Lender Letters of Credit"); provided, however, the Agent shall have no obligation to issue any such Lender Letter of Credit unless at such time the Borrower meets all the conditions for an Advance under the Base Revolving Credit Facility and, after such issuance, the aggregate face amount of Lender Letters of Credit outstanding will not exceed $1,000,000 and will not exceed the then available Base Revolving Credit Facility, as reduced by the outstanding principal amount of the Converted Notes and the Revolving Credit Notes, as more specifically set forth in this Agreement. The Revolving Lenders shall be obligated to fund pro rata according to their respective pro rata percentages shown in Section 2.1 of this Agreement any draws on such Lender Letters of Credit and shall be entitled to share pro rata in the Letter of Credit Fees and reimbursement amounts received in connection with such Lender Letters of Credit. The sum of (i) amounts drawn under such Lender Letters of Credit which have not been reimbursed by the Borrower, and (ii) the amounts available to be drawn under outstanding Lender Letters of Credit shall operate to reduce the Base Revolving Credit Facility by such sum.

     (c) Letter of Credit Documents, Fees. Prior to the issuance by FNB-O of any Letters of Credit, the Borrower and, if requested by FNB-O, the applicable
Subsidiary, shall execute and deliver to FNB-O an application and continuing letter of credit agreement, such agreements to be in the forms attached hereto as Exhibit C to this 1998 Revolving Credit Agreement, as such forms may be amended from time to time for general use in connection with letters of credit issued by FNB-O.

     (d) Letter of Credit Fees. In addition to all costs incurred by FNB-O in the issuance and enforcement of the Letters of Credit which are to be reimbursed by the Borrower in accordance with the application and continuing letter of credit agreement executed in connection with each Letter of Credit, the Borrower shall pay to FNB-O (on its own behalf as to FNB-O Letters of Credit and as Agent as to Lender Letters of Credit) a letter of credit fee (the "Letter of Credit Fee") equal to one percent (1%) per annum of the undrawn amount of such Letter of Credit, such fee to be paid quarterly in arrears based on the average amount outstanding during such quarter; provided, however, that at any time that an Event of Default has occurred and is continuing under the Agreement, such fee shall be equal to five percent (5%) per annum). Interest shall accrue on amounts drawn under any Letter of Credit, until such amount is reimbursed, at the then current rate for amounts outstanding under the Revolving Note and, for any period that such draw remains unreimbursed more than two Business Days after such draw, at the Default Rate. In addition, the Borrower shall pay such other administrative fees, including a fee for opening the Letter of Credit, as are agreed in writing between FNB-O and the Borrower. Amounts received by the Agent for opening a Lender Letter of Credit or as administrative fees other than the Letter of Credit remain the property of the Agent and shall not be shared pro rata with the Revolving Lenders.

     (e) Security. Amounts due in connection with the Letters of Credit and the Norwest Letter of Credit are secured by the Collateral pledged under the Security Agreement and any security agreement given by a Subsidiary in favor of the Lenders. In addition, the Agent shall have the right to require additional collateral, including cash collateral equal to 100% of the aggregate of the amounts available to be drawn under the Letters of Credit, upon the occurrence of an Event of Default under the Agreement.

                                       18

                       III. REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that as of the date hereof and as of the date of each and every request for an Advance hereunder, the following are and shall be true and correct:

     3.1 Corporate Existence. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each Subsidiary is a corporation duly organized, validly existing and in good standing in its state of incorporation as shown on Schedule I, and it and each of its Subsidiaries is duly qualified and in good standing in all states where it is doing business except where the failure to be so qualified would not have a material adverse effect on it and it has full power and authority to own and operate its properties and to carry on its business. As of the date of this Agreement, the Borrower has no Subsidiaries other than those shown on Schedule I.

     3.2 Corporate Authority. It has full corporate power, authority and legal right to execute, deliver and perform the Operative Documents to which it is a party, and all other instruments and agreements contemplated hereby and thereby, and to perform its obligations hereunder and thereunder; and such actions have been duly authorized by all necessary corporate action, and are not in conflict with any applicable law or regulation, or any order, judgment or decree of any court or other governmental agency or instrumentality or its articles of incorporation or bylaws, or with any provisions of any indenture, contract or agreement to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or their property may be bound.

     3.3 Validity of Agreements. The Borrower's Operative Documents have been duly authorized, executed and delivered and constitute its legal, valid and binding agreements, enforceable against the Borrower in accordance with their respective terms (except to the extent that enforcement thereof may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws now or hereafter in effect, or by principles of equity).

     3.4 Litigation. Neither the Borrower nor any Subsidiary is a party to any pending lawsuit or proceeding before or by any court or governmental body or agency, which is likely to have a materially adverse effect on the Borrower's ability to perform its obligations under its Operative Documents; nor is the Borrower aware of any threatened lawsuit or proceeding, to which it or any Subsidiary may become a party or of any investigation of any Court or governmental body or agency into its affairs, which if instituted would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

     3.5 Governmental Approvals. The execution, delivery and performance by the Borrower of the Operative Documents do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency other than as contemplated herein and therein.

                                       19

     3.6 Defaults Under Other Documents. Neither the Borrower nor any Subsidiary is in default or in violation (nor has any event occurred which, with notice or lapse of time or both, would constitute a default or violation) under any document or any agreement or instrument to which it may be a party or under which it or any of its properties may be bound and the result of which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

     3.7 Judgments. There are no outstanding or unpaid judgments (which are not adequately bonded) of the Borrower or any Subsidiary which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

     3.8 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any laws, regulations or judicial or governmental decrees in any respect which could have any material adverse effect upon the validity or enforceability of any of the terms of the Borrower's Operative Documents or which could have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

     3.9 Taxes. All tax returns of the Borrower and its Subsidiaries for material taxes required to be filed have been filed or extensions permitted by law have been obtained; all taxes of the Borrower and its Subsidiaries of a material nature and which are due and payable as reflected on such returns have been paid, other than taxes which are due but for which only a nominal late payment penalty is payable and for which the taxing authority is not yet entitled to enforce its remedies for payment thereof and other than taxes being contested in good faith and with respect to which adequate reserves have been established; and no material amounts of taxes of the Borrower and its Subsidiaries not reflected on such returns are payable.

     3.10 Collateral. The Borrower has good and marketable title to the Collateral and the Collateral is free from all liens, encumbrances or security interests, except as disclosed on Schedule A attached hereto. The Borrower's principal place of business, chief executive office, and the principal place where it keeps its records concerning the Collateral is Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114. The Borrower also keeps certain of its records regarding the Collateral at 11275 Aurora Avenue, Des Moines, Iowa 50322.

     3.11 Pension Benefits. Neither the Borrower nor any Subsidiary maintains a "Plan" as defined in Section 3 of the Employees Retirement Income Security Act of 1974 ("ERISA"), or each such entity is in compliance with the minimum funding requirements with respect to any such "Plan" maintained by it and it has not incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise under ERISA in connection with any such Plan.

     3.12 Margin Regulations. No part of the proceeds of any Advance hereunder shall be used to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the

                                       20

United States) or any "margin security" (within the meaning of Regulation G of said Board of Governors), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. No part of the proceeds of any Advance hereunder shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

     3.13 Financial Condition. The financial condition of the Borrower and its Subsidiaries is truly and accurately set forth in the most recent financial statement which has been provided to the Lenders and no material adverse change has occurred which would make such financial statement inaccurate or misleading.



                                  IV. COVENANTS

     The Borrower hereby covenants that:

     4.1      Financial Reports

              (a) Within forty-five (45) days after the end of each month, the Borrower, at its sole expense, shall furnish the Lenders a consolidated balance sheet, a statement of earnings of the Borrower and its consolidated Subsidiaries and a statement of cash flows of the Borrower and its consolidated Subsidiaries, and such financial statements on a consolidating basis as to the Borrower, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and certified as completed and correct, subject to normal changes resulting from year-end audit adjustments, by the chief financial officer of the Borrower.

              (b) Within ninety (90) days after the close of the Borrower's fiscal year, the Borrower, at its sole expense, shall furnish the Lenders:
     (i) a consolidated balance sheet, a statement of earnings of the Borrower and its consolidated Subsidiaries and a statement of cash flows of the Borrower and its consolidated Subsidiaries, certified by Deloitte & Touche, or other independent certified public accountants acceptable to the Lenders, that such financial reports fairly present the financial condition of the Borrower and its consolidated Subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied; and (ii) a certificate from such accountants certifying that in making the requisite audit for certification of the Borrower's financial statements, the auditors either (1) have obtained no knowledge, and are not otherwise aware of, any condition or event which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under Sections 4.3, 4.4, 4.7, 4.9(b), 4.9(d), 4.11, 4.19, or 4.20; or (2) have discovered such condition or event, as specifically set forth in such certificate, which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under such sections. The auditors

                                       21
     shall not be liable to the Lenders by reason of the auditors' failure to obtain knowledge of such event or condition in the ordinary course of their audit unless such failure is the result of negligence or willful misconduct in the performance of the audit.

              (c) Within thirty (30) days after submission to the Securities and Exchange Commission, the Borrower shall provide to the Lenders copies of its Forms 10K and 10Q, as submitted to the Securities and Exchange Commission during the term of this Agreement.

              (d) Within twenty (20) days after the end of each quarter, the Borrower, at its expense, shall furnish the Lenders a certificate of the chief financial officer of the Borrower in the form of Exhibit D, setting forth such information (including detailed calculations) sufficient to verify the conclusions of such officer after due inquiry and review, that:

                     (i) The  Borrower  and each  Subsidiary,  either  (y) is in compliance  with the  requirements  set forth in this Agreement or
              (z) is NOT in compliance with the foregoing for reasons specifically set forth therein; and

                     (ii) The chief financial officer of the Borrower has reviewed or caused to be reviewed all of the terms of the Operative Documents of the Borrower and that such review either
              (1) has NOT disclosed the existence of any condition or event which constitutes an event of default or any condition or event which with the passage of time or the giving of notice would constitute an event of default under the Operative Documents or
              (2) has disclosed the existence of a condition or event which constitutes an event of default, or a condition or event which with the passage of time or the giving of notice would constitute an event of default, under the aforesaid instrument or instruments and the specific condition or event is specifically set forth.


              (e) The Borrower shall provide the Lenders with such other financial reports and statements as the Lenders may reasonably request.

     4.2 Corporate Structure and Assets. The Borrower shall not merge or consolidate with any other corporation or entity unless the Borrower shall be the surviving entity, nor sell any assets except items that are obsolete or no longer necessary for operation of the business, other than in the ordinary course of business without the prior written consent of the Lenders. The Lenders shall be entitled to receive as a prepayment on the Notes the proceeds of any sale of assets of the Borrower which are prohibited by the preceding sentence. Notwithstanding the foregoing prepayment requirements, any such prohibited sale shall remain a violation of this Agreement. In addition, the Borrower shall not engage in any business materially different from that in which it is presently engaged without the prior written consent of the Lenders, which consent shall not be unreasonably withheld. The foregoing restrictions on mergers and consolidations shall not apply if: (i) in the case of a merger, the Borrower is the surviving entity and expressly reaffirms its obligations hereunder; (ii) in the case of a consolidation, the resulting corporation expressly assumes the

                                      22
obligations of the Borrower hereunder; (iii) the surviving or resulting corporation is organized under the laws of the United States or a jurisdiction thereof; (iv) after giving effect to such merger or consolidation, the surviving or resulting corporation will be engaged in substantially the same lines of business as are now engaged in by the Borrower; and (v) immediately after giving effect to such merger or consolidation, no Event of Default will exist hereunder.

     4.3 Net Worth. The Borrower shall maintain a minimum Net Worth during the term of this Agreement of at least $23,500,000, plus fifty percent (50%) of the net income (but not losses) of the Borrower for each fiscal year, commencing with the fiscal year beginning January 1, 1997; provided, however, solely for purposes of determining compliance with the provisions of this Section 4.3, "Net Worth" shall not include any subordinated debt.

     4.4 Indebtedness

              (a) The Borrower shall not at any time permit the Leverage Ratio to exceed forty-eight (48).

              (b) On the day the Borrower or a Subsidiary becomes liable with respect to any debt and immediately after giving effect thereto and to the concurrent retirement of any other debt, the sum of Total Indebtedness, plus the amount of any outstanding subordinated debt of the Borrower and its Subsidiaries, plus the contingent obligations of the Borrower and its Subsidiaries under any guaranty of the debt of any other person or entity (other than unsecured debt of a Subsidiary incurred in the ordinary course of business for other than borrowed money or to finance the purchase price of any property or business) shall not exceed an amount equal to sixty (60) times Operating Cash Flow at such date.


     4.5 Use of Proceeds. The Borrower shall not use the proceeds of the Advances hereunder to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or any "margin security" (within the meaning of Regulation G of said Board of Governors), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. No part of such proceeds shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors. This section shall not preclude the Borrower from repurchasing any of its own issued and outstanding common stock; provided, however, that such repurchase does not result in the occurrence of any other Event of Default hereunder.

     4.6 Notice of Default. The Borrower shall give to the Lenders prompt written notification of the existence or occurrence of:

              (a) any fact or event which results, or which with notice or the passage of time, or both, would result in an Event of Default hereunder;

                                       23

              (b) any proceedings instituted by or against the Borrower in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened against the Borrower by any governmental agency, which is likely to have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents;

              (c) any default or event of default involving the payment of money under any agreement or instrument which is material to the Borrower or any Subsidiary to which such entity is a party or by which it or any of its property may be bound, and which default or event of default would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents; and

              (d) the Borrower shall give immediate notice of the commencement of any proceeding under the Federal Bankruptcy Code by or against the Borrower or any Subsidiary.

     4.7 Distributions

              (a) Neither Borrower nor any Subsidiary shall declare any dividends or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Lenders; provided, however, that the Borrower may declare stock dividends; provided, further, that the Borrower need not obtain the Lenders' consent with respect to (i) dividends in any one (1) year which are, in the aggregate, less than 25% of the Borrower's Net Operating Profit After Taxes in the previous four (4) quarters, as reported to the Lenders pursuant to Section 4.1; or (ii) dividends or distributions from any consolidated Subsidiary.

              (b) Neither the Borrower nor any Subsidiary other than a Subsidiary which is wholly-owned by the Borrower shall purchase, redeem, or otherwise retire any shares of its capital stock or warrants of its capital stock if, immediately after the making of such purchase or redemption, the Borrower or any Subsidiary will be in default of any other covenant or provision of this Agreement (including, without limitation, the covenants and provisions pertaining to minimum net worth and limitations on indebtedness).

     4.8 Compliance with Law and Regulations. The Borrower and each Subsidiary shall comply in all material respects with all applicable federal and state laws and regulations.

     4.9 Maintenance of Property; Accounting; Corporate Form; Taxes; Insurance


              (a) The Borrower and each Subsidiary shall maintain its property in good condition in all material respects, ordinary wear and tear excepted, and make all renewals, replacements, additions, betterments and improvements thereto necessary for the efficient operation of its business.

                                       24

              (b) The Borrower and each Subsidiary shall keep true books of record and accounts in which full and correct entries shall be made of all its business transactions, all in accordance with generally accepted accounting principles consistently applied.

              (c) The Borrower and each Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate form of existence as is necessary for the continuation of its business in substantially the same form, except where such failure to do so with respect to any Subsidiary would not have a material adverse effect on the ability of the Borrower to perform its obligations under the Operative Documents.

              (d) The Borrower and each Subsidiary shall pay all taxes, assessments and governmental charges or levies imposed upon it or its property; provided, however, that the Borrower or any Subsidiary shall not be required to pay any of the foregoing taxes which are being diligently contested in good faith by appropriate legal proceedings and with respect to which adequate reserves have been established.

              (e) The Borrower shall maintain or cause to be maintained liability insurance and casualty insurance, in a form and amount satisfactory to FNB-O as agent for the Lenders, upon the Collateral (excluding equipment or inventory provided to Subscribers in the ordinary course of business) and other tangible assets owned by it and its Subsidiaries. The Borrower shall name FNB-O as agent for the Lenders as the loss payee on all such casualty insurance, and as an additional insured on all such liability insurance and shall provide the Lenders with evidence of such insurance upon request.

     4.10 Inspection of Properties and Books. The Borrower shall recognize and honor the right of the Lenders, upon request to an officer of the Borrower, to visit and inspect any of the properties of, to examine the books, accounts, and other records of, and to take extracts therefrom and to discuss the affairs, finances, loans and accounts of, and to be advised as to the same by the officers of, the Borrower at all such times, in such detail and through such agents and representatives as the Lenders may reasonably desire.

     4.11 Guaranties. Neither the Borrower nor any Subsidiary shall guaranty or become responsible for the indebtedness of any other person or entity; provided, however, that a Subsidiary may guaranty the obligation of the Borrower; provided further, that the Borrower may guaranty the obligations of a Subsidiary so long as no Event of Default (or no event or occurrence which with the passage of time or notice, or both, would become an Event of Default) has occurred or will occur hereunder, taking into account such guaranty and indebtedness.

     4.12 Collateral. Neither the Borrower nor any Subsidiary shall incur or permit to exist any mortgage, pledge, lien, security interest or other encumbrance on the Collateral, except as permitted in the Security Agreement.

                                       25

Subject to Section 4.4(b), the foregoing shall not be construed to prohibit the Borrower or any Subsidiary from acquiring leased equipment in the ordinary course of business. Without limiting the generality of the foregoing, the Borrower covenants and agrees that it shall on request enforce for the benefit of the Lenders, but at the sole expense of the Borrower, any and all rights and remedies (including, without limitation, rights to indemnity), that it may have with respect to the existence of any liens, security interests or other encumbrances that may exist on the property of the Borrower acquired from Broadcast Partners under the Purchase Agreement.

     4.13 Name; Location. The Borrower shall give the Lenders ninety (90) days notice prior to changing its name, identity or corporate structure, moving its principal place of business, chief executive office or place where it keeps its records concerning the Collateral.

     4.14 Notice of Change in Ownership or Management. During the term of this Agreement, the Borrower shall give the Lenders notice of the occurrence of any of the following described events, which notice shall be given as soon as the Borrower obtains notice or knowledge thereof:

              (a)  any  change,   directly  or   indirectly,   in  the  existing
     controlling interest in the Borrower; or

              (b) any material adverse change in its management personnel. A material adverse change in the Borrower's management personnel shall be deemed to have occurred if any one (1) of the following has occurred with respect to two of the four (4) individuals who are both officers and members of the Board of Directors of the Borrower: (i) the resignation, retirement, or voluntary or involuntary termination of employment and/or status of such persons as officers and directors of the Borrower; (ii) any announcement, notice of intent, resolution or similar advance notice with respect to the matters referenced in the foregoing clause; or (iii) the death, disability or legal incompetence of such persons.

     4.15 Interest Coverage. The ratio of Operating Cash Flow to interest expense (as determined in accordance with generally accepted accounting principles but excluding amortization of deferred offering costs and any fees related to the Trigger Event in Section 2.5 of this Agreement) at the end of each quarter during the term of this Agreement, as shown on the Quarterly Compliance Report, shall not be less than 2.25 to 1.0.

     4.16 Subordinated Debt. Neither the Borrower nor any Subsidiary shall incur any subordinated debt or issue any preferred stock or warrants for preferred stock except upon the prior written consent of the Lenders. Neither the Borrower nor any Subsidiary shall make any voluntary or optional prepayment on any subordinated debt without the prior written consent of the Lenders. Similarly, the Borrower shall not amend its articles of incorporation or any other documents or agreements relating to the issuance of subordinated debt, preferred stock or warrants for preferred stock without the prior written consent of the Lenders.

     4.17 Subsidiaries. The Borrower shall give prompt written notice to the Lenders of the Borrower's intent to acquire, or the Borrower's acquisition of,

                                       26
any Subsidiary. Prior to the creation or acquisition of such Subsidiary, the Borrower (i) shall cause a first security interest in the assets of such Subsidiary to be perfected in favor of FNBO, as agent for the Lenders, and (ii) shall cause the Subsidiary to enter into a security agreement, to execute and file such financing statements and to provide opinions all in form satisfactory to the Lenders as to compliance with this section.

     4.18 Amendments to Purchase Agreement. The Borrower shall not amend the Purchase Agreement without the prior written consent of the Lenders.

     4.19 Capital Expenditures. The Borrower shall not incur in any fiscal year, commencing with the fiscal year beginning January 1, 1998, capital expenditures, determined in accordance with generally accepted accounting principles, of more than $2,000,000; provided, however, that capital expenditures for (a) equipment to be used by Subscribers of the Borrower, and (b) telecommunication equipment, computer equipment, software, and software consulting shall not be counted for purposes of this annual limitation.

     4.20 Acquisitions. The Borrower shall not acquire any stock or any equity interest in, or warrants therefor or securities convertible into the same, or a substantial portion of the assets of, another entity without the prior written consent of the Revolving Lenders; provided, however, that the Borrower shall be permitted to make on a cumulative basis from and after July 1, 1998, such acquisitions (excluding the acquisition of A-T Financial Information, Inc. directly or through Asset Growth Corporation) in an amount not to exceed Twenty Million Dollars ($20,000,000) in the aggregate without the consent of the Revolving Lenders if:

              (a) such acquisitions are in or from entities which:

                     (i) are in the  business  of  electronically  communicating time-sensitive information to their customers;

                     (ii) have their  principal  place of business in the United
              States or Canada; and

                     (iii) except for Weather Services Corporation, have a positive operating cash flow, calculated in the same method as is used to calculate the Borrower's Operating Cash Flow for purposes of this Agreement; and

              (b) the Borrower or any Subsidiary is not, and immediately after making such acquisition, will not be in default under any covenant or provisions of this Agreement (including, without limitation, the covenants and provisions pertaining to minimum net worth and limitations on indebtedness); and

              (c) except for the acquisition of A-T Financial Information, Inc. directly or through Asset Growth Corporation, no one acquisition exceeds Ten Million Dollars ($10,000,000).


                                       27

                             V. CONDITIONS PRECEDENT

     6.1 Events of Default. Any and all obligations of the Lenders hereunder are subject to satisfaction of the following conditions precedent:

              (a) FNB-O, as agent, shall have received an opinion of counsel to the Borrower covering such matters as the Lenders may request (including, without limitation, corporate existence and good standing, corporate authority, due authorization, execution and delivery of the Operative
     Documents, the legal, valid, binding and enforceable nature of the Operative Documents, and the perfection and priority of the security interest in the Collateral granted to the Lenders), such opinion to be satisfactory in form and substance to counsel to FNB-O;

              (b) FNB-O, as agent, shall have received such certificates and documents as the Lenders may reasonably request from the Borrower, including articles of incorporation and bylaws, certificates regarding good standing, incumbency, copies of other corporate documents, and appropriate authorizing resolutions; and

              (c) the Operative Documents shall have been duly authorized and executed and shall be in full force and effect, and such UCC financing statements shall have been executed and filed in such offices as may be appropriate to perfect the security interest of FNB-O, as agent for the Lenders, in the Collateral.


                            VI. DEFAULTS AND REMEDIES

     6.1 Events of Default. Any of the following shall be deemed an event of default under this Agreement (an "Event of Default"):

              (a) Any payment of principal required by any of the Operative Documents shall not be paid when due.

              (b) Any payment of interest or other fees due hereunder or under any of the Operative Documents shall not be paid within fifteen (15) calendar days after the date on which such payment was invoiced or due.

              (c) Any representation or warranty of the Borrower under any of the Operative Documents, or any financial reports or statements or certificates submitted pursuant to this Agreement, shall prove to have been false in any material respect when made.

              (d) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction applicable to such entity and contained in Sections 4.1, 4.2, 4.3, 4.4, 4.7, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.19,
     or 4.20 of this Agreement.

                                       28

              (e) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction contained in any provision of the Operative Documents not otherwise specified in this Article VI, which failure remains unremedied for ten (10) days following receipt of notice from FNB-O on behalf of the Lenders.

              (f) The occurrence of a default or a breach of any of the obligations of the Borrower or any Subsidiary (other than obligations of such Subsidiary to the Borrower) under any note, loan agreement, preferred stock, subordinated debt instrument or agreement, or any other agreement evidencing an obligation to repay borrowed money.

              (g) The entry of a final judgment against the Borrower or any Subsidiary for the payment of money, which is not covered by insurance, and the expiration of thirty (30) days from the date of such entry during which the judgment is not discharged in full or stayed.

              (h) The occurrence of any one or more of the following:

                     (1) The Borrower or any  Subsidiary  shall file a voluntary petition in bankruptcy or an order for relief shall be entered in a bankruptcy case as to such entity or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of such entity or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts or shall generally not pay its debts as they become due; or

                     (2) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Borrower or any Subsidiary seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Borrower or any Subsidiary or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of such entity and such appointments shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive); or

                                       29

                     (3) A writ  of  execution  or  attachment  or  any  similar process shall be issued or levied against all or any part of or interest in the Collateral, or any judgment involving monetary damages shall be entered against the Borrower or any Subsidiary which shall become a lien on the Collateral or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy.

              (i) Any event of default shall occur under any Operative Document.

              (j) A change shall occur after November 8, 1993, directly or indirectly, in the ownership or control of the Borrower; provided, however, that changes in the ownership or control of, or new issuances of, voting common stock which do not exceed, cumulatively, 50% of the total issued and outstanding shares of the Borrower as of September 30, 1993 shall not be deemed an Event of Default under this Section 6.1(j); provided further, that acquisitions of additional shares by members of the existing executive management group of the Borrower shall not be counted as changes in the ownership or control of the Borrower under this Section 6.1(j). For purposes of computing the total issued and outstanding shares as of September 30, 1993, warrants and options for such shares shall be included.

              (k) An Event of Default shall occur under any Existing Term Note or the Related Bank Debt and the expiration of any applicable cure period thereunder.

              (l) The Borrower shall be obligated to prepay all or any portion of its subordinated debt as a result of a Change of Control.

              (m) The Borrower or any Subsidiary is not at any time after September 30, 1999, in compliance with Year 2000 requirements and such failure creates a material adverse effect on the ability of the Borrower to carry out its business.

     6.2 Remedies. If an Event of Default occurs and is continuing, upon the election of the Lenders holding two-thirds of the then outstanding aggregate Total Indebtedness of the Borrower to the Lenders (including under the Revolving Credit Notes, the Existing Term Notes, the Related Bank Debt, the Acquisition Notes, and any similar indebtedness), the entire unpaid principal amount under the Notes, together with interest accrued thereon, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Lenders may exercise their rights under the other Operative Documents, the Notes, the Term Agreement, and the Related Bank Debt (and the operative documents with respect thereto), including, without limitation, under the Security Agreement. For purposes of this Article VI, the term Lenders includes NationsBank, formerly Boatmen's. In addition, the Lenders shall have such other remedies as are available at law and in equity. Remedies under this Agreement, the Operative Documents, the Notes, the Term Agreement, the Related Bank Debt (and the operative documents with respect thereto) are cumulative. Any waiver must be in writing by the Lenders and no waiver shall constitute a waiver as to any other occurrence which constitutes an Event of Default or as to any party not specifically included in such written waiver.

                                       30

                         VII. INTER-CREDITOR AGREEMENTS

     7.1 FNB-L as Servicer. FNB-O will act as sole servicer of the loans evidenced by the Notes (other than in connection with interest rate protection contracts). For purposes of this Article VII, the term Lenders includes NationsBank, formerly Boatmen's and the term Event of Default means any Event of Default hereunder, under one or more of the Notes, or under the Term Agreement or the Related Bank Debt. FNB-O will enforce, administer and otherwise deal with the loans made by the Lenders in accordance with safe and prudent banking standards employed by FNB-O in the case of the loan made by FNB-O. Without limiting the generality of the foregoing, FNB-O will, on its own behalf and on behalf of the Lenders: (i) maintain originals of the Operative Documents (excluding the Notes) and the operative documents in connection with the Term Agreement and the Related Bank Debt; (ii) receive requests for Advances from the Borrower, promptly transmit the same to the Revolving Lenders and make such Advances on behalf of the Revolving Lenders (provided that FNB-O is assured of reimbursement therefor by the other Revolving Lenders for their pro rata shares); (iii) receive payments and prepayments from the Borrower and apply such payments as provided in Section 7.2; (iv) receive notices from the Borrower and send copies thereof to the Lenders if FNB-O has reasonable cause to believe that such Lenders have not received such notice from another source; and (v) advise the Lenders of the occurrence of any Event of Default which FNB-O obtains actual knowledge of. The Lenders agree not to attempt to take any action against the Borrower under the Operative Documents, the Notes, the Term Agreement or the Related Bank Debt or with respect to the indebtedness evidenced thereby without FNB-O's consent unless holders of two-thirds of the then outstanding aggregate Total Indebtedness of the Borrower to the Lenders (including under the Notes and any similar indebtedness) shall have requested FNB-O to take specific action against the Borrower and FNB-O shall have failed to do so within a reasonable period after receipt of such request. All actions, consents, waivers and approvals by the Lenders shall be deemed taken or given and amendments hereto deemed agreed to if the holders of more than two-thirds of the outstanding aggregate Total Indebtedness of the Borrower to the Lenders shall have indicated their consent thereto. Notwithstanding the foregoing, unanimous approval of the applicable Lenders under the respective Notes shall be required for: (i) any reduction or compromise of the principal loan amount of such Notes, the amount or rate of interest accrued or accruing thereon or the fees due hereunder; and
(ii) extension of the date of any scheduled payment; and unanimous consent of all the Lenders shall be required for (iii) permitting the sale of or releasing the security interest of the Lenders in Collateral which comprises more than ten percent (10%) of net book value of fixed assets of the Borrower; and (iv) any amendment of Sections 7.1 or 7.2 hereof. A Revolving Lender's commitment hereunder may not be increased without the consent of such Revolving Lender, it being understood, however, that increases in the total revolving credit facility hereunder may be made with the consent of the holders of more than two-thirds of the outstanding aggregate total outstanding obligation of the Borrower to the Revolving Lenders, so long as such increase does not result in the increase of any non-consenting Revolving Lender's commitment hereunder.

                                       31

     7.2 Application of Payments. Until the earlier of the occurrence of an Event of Default or any Lender's giving of notice to the others that it deems itself insecure, payments or prepayments made by the Borrower may be applied to the indebtedness designated by the Borrower or otherwise applied as follows:

              (a) first, to pay interest to date on the Revolving Credit Notes and fees due to the Lenders;

              (b) second, to make payments due but unpaid under any of the other Notes; and

              (c) third, pro rata to the Lenders, such pro rata share to be determined as set forth below in subsection (bb) of this Section 7.2.

                                       32

After the occurrence of an Event of Default or any Lender's giving of notice that it deems itself insecure, payments or prepayments on the Notes received by FNB-O or any of the Lenders and funds realized upon the disposition of any of the Collateral shall be applied as follows:

              (aa) first, to reimburse FNB-O for any costs, expenses, and disbursements (including attorneys' fees) which may be incurred or made by FNB-0: (i) in connection with its servicing obligations; (ii) in the process of collecting such payments or funds; or (iii) as advances made by FNB-O to protect the Collateral (provided, however, that FNB-O shall have no obligation to make such protective advances); and

              (bb) second, pari passu among the Lenders, based on their respective pro rata shares of the funds to be applied. Each Lender's pro rata share shall be equal to a fraction, (x) the numerator of which shall be the total principal loan amount then outstanding which is owing to each such Lender under its Notes, and (y) the denominator of which shall be the total principal loan amount then outstanding which is owing to the Lenders under all Notes. As to any Note which represents an obligation of the Borrower to one or more Lenders under an interest rate protection contract, "principal loan amount then outstanding" shall mean, as of the date of determination by FNB-O of the Lenders' respective pro rata shares, the amount, if any, of the unpaid Interest Rate Protection Contract Amounts.

Except as specifically provided in this Section 7.2, FNB-O shall have no obligation to repay or prepay any amount due from the Borrower to any of the other Lenders nor shall FNB-O have any obligation to purchase all or a part of any Note hereunder or any Advance made by any Lenders, nor shall the Lenders have any recourse whatsoever against FNB-O with respect to any failure of the Borrower to repay the indebtedness referenced herein.

     7.3 Liability of FNB-O. FNB-O shall not be liable to the Lenders for any error of judgment or for any action taken or omitted to be taken by it hereunder, except for gross negligence or willful misconduct. Without limiting the generality of the foregoing, FNB-O, except as expressly set forth herein,
(a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no representation or warranty with respect to, and shall not be responsible for, the accuracy, completeness, execution, legality, validity, legal effect or enforceability of this 1998 Revolving Credit Agreement, the Notes, or the other Operative Documents or the operative documents under the Term Agreement or the Related Bank Debt, or the value or sufficiency of any Collateral given by the Borrower or the priority of the Lenders' security interest therein or the financial condition of the Borrower; and (c) shall not be responsible for the performance or observance of any of the terms, covenants or conditions of the Operative Documents, the Existing Term Notes, or the operative documents under any Related Bank Debt on the part of the Borrower and shall not have any duty to inspect the property (including, without limitation, the books and records) of the Borrower.

                                       33

     7.4 Transfers. No Lender shall subdivide, transfer or grant a participation in its respective Notes or in any Advance hereunder without the prior written consent of FNB-O which consent shall not be unreasonably withheld. For purposes of this Section 7.4, "Notes" shall not include interest rate protection contracts.

     7.5 Reliance. The Lenders acknowledge that they have been advised that none of the Notes nor any interest therein or related thereto has been (i) registered under the Securities Act of 1933, as amended, nor (ii) insured by the Federal Deposit Insurance Corporation. The Lenders acknowledge that they have received from the Borrower all financial information and other data relevant to their decision to extend credit to the Borrower and that they have independently approved the credit quality of the Borrower.

     7.6 Relationship of Lenders. The Lenders intend for the relationships created by this Agreement to be construed as concurrent direct loans from each Lender respectively to the Borrower. Nothing herein shall be construed as a loan from any Lender to FNB-O or as creating a partnership or joint venture relationship among them.

     7.7 New Lenders. In the event that new Lenders are added to this Agreement, the Term Agreement or the Related Bank Debt, such Lenders shall be required to agree to the inter-creditor provisions of this Article VII.


                               VIII. MISCELLANEOUS

     8.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be effectively amended, changed, modified or altered, except in writing executed by all parties.

     8.2 Governing Law. The Operative Documents shall be governed by and construed pursuant to the laws of the State of Nebraska.

     8.3 Notices. Until changed by written notice from one party hereto to the other, all communications under the Operative Documents shall be in writing and shall be hand delivered or mailed by registered mail to the parties as follows:

     If to the Borrower:

               DATA TRANSMISSION NETWORK CORPORATION
               Suite 200
               9110 West Dodge Road
               Omaha, Nebraska 68114
               Attention:  Chief Financial Officer

                                       34

     If to the Lenders:

               FIRST NATIONAL BANK OF OMAHA
               One First National Center
               Omaha, Nebraska  68102
               Attention:  Mr. James P. Bonham

Notices shall be deemed given when mailed, except that any notice by the Borrower under Sections 2.4 and 2.5 shall not be deemed given until received by FNB-O.


     8.4 Headings. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

     8.5 Counterparts. This Agreement may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

     8.6 Survival; Successors and Assigns. The covenants, agreements, representations and warranties made herein, and in the certificates delivered pursuant hereto, shall survive the execution and delivery to the Lenders of this Agreement and shall continue in full force and effect so long as any Note or any obligation to the Lenders under any of the Operative Documents is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind the successors and assigns of the Borrower and shall inure to the benefit of the successors and assigns of the Lenders.

     8.7 Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.8 Assignment. The Borrower may not assign its rights or obligations hereunder and any assignment in contravention of the terms hereof shall be void.

     8.9 Amendments. Any amendment, modification or supplement to this Agreement must be in writing and must be signed by the requisite parties hereto.

     8.10 Consent to Form of Security Agreement, Term Agreement. The parties hereto expressly approve the form of the Term Agreement and the Security Agreement, both amended and restated as of the date hereof.

     IN WITNESS WHEREOF, the Borrower, Boatmen's and the Revolving Lenders have caused this 1998 Revolving Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.


                                       35

                            DATA TRANSMISSION NETWORK
                            CORPORATION


                            By /s/ Brian L. Larson
                             Title:VP, CFO and Secretary


                                       36

                            FIRST NATIONAL BANK OF OMAHA



                            By /s/ James P. Bonham
                             Title:Vice President




NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                             INITIALED:


                                             Borrower


                                       37

                            DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES


                            By /s/ Patrick A. Keleher
                             Title:Vice President


                            By /s/ Brian Haughney
                             Title: Assistant Treasurer







NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                           INITIALED:


                                           Borrower


                                       38

                            FIRST NATIONAL BANK, WAHOO,
                             NEBRASKA



                            By /s/ Elizabeth Rezac
                             Title:Second Vice President








NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower


                                       39

                            THE FIRST NATIONAL BANK OF CHICAGO


                            By /s/ Nathan L. Bloch
                             Title: First Vice President










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower


                                       40

                            NORWEST BANK NEBRASKA, N.A.




                            By /s/ Kevin D. Munro
                             Title:Vice President









NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                 INITIALED:


                                 Borrower


                                       41

                            LASALLE NATIONAL BANK, a national
                            banking association




                            By /s/ Tom Harmon
                             Title: Assistant Vice President










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower


                                       42

                            MERCANTILE BANK OF
                            ST. LOUIS, N.A.


                            By /s/ Joseph L. Sooter, Jr.
                             Title: Vice President










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower



                                       43

                            U.S. BANK, NATIONAL
                            ASSOCIATION


                            By /s/Beth Morgan
                             Title:Vice President










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower




                                       44

                     NATIONSBANK, N.A. (Successor to The Boatmen's National Bank of St. Louis)



                     By/s/ Roger Bettlach
                      Title:Assistant Vice President










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower

                                       45

                            BANK OF MONTREAL, a Canadian bank




                            By /s/ Allegra Griffiths
                             Title:Director










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower


                                       46

                            NATIONAL BANK OF CANADA, a Canadian bank




                            By /s/ Kevin L. Cullen
                             Title:Assistant Vice President










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower

                                       47

                                   SCHEDULE I



                       TO 1998 REVOLVING CREDIT AGREEMENT
                                      among
                           DATA TRANSMISSION NETWORK,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL,
                            LASALLE NATIONAL BANK AND
                             NATIONAL BANK OF CANADA



   Subsidiary              State of Incorporation            Shares              % of Ownership


National Datamax, Inc.         California                   873,300                  100%

Kavouras, Inc.                 Minnesota                        155 5/12             100%

DTN Acquisition, Inc.          Nebraska                         100                  100%

DTN Market Commuications       Nebraska                         100                  100%
 Group, Inc.

DTN Merger Co.                 Massachusetts                    100                  100%

Paragon Software, Inc.*        Illinois                       1,000                  100%

*Owned by DTN Acquisition, Inc.



                                       48

                                    EXHIBIT A



                       TO 1998 REVOLVING CREDIT AGREEMENT
                                      among
                           DATA TRANSMISSION NETWORK,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL,
                             LASALLE NATIONAL BANK,
                                NATIONSBANK, N.A.
                                       AND
                             NATIONAL BANK OF CANADA





                                  FORM OF NOTES


                                       49

                        SECURED BUSINESS PROMISSORY NOTE


Omaha, Nebraska                           $
                      , 19                                    June 30, 2000
----------------------    ----                                -------------
(Note Date)                                                  (Maturity Date)


                              REVOLVING NOTE TERMS

     On or before June 30, 2000, DATA TRANSMISSION NETWORK CORPORATION ("Maker") promises to pay to the order of [REVOLVING LENDER] ("Lender") the principal sum hereof, which shall be the lesser of Dollars, or so much thereof as may have been advanced by Lender, either directly under this Note or as an advance pursuant to the 1998 Revolving Credit Agreement dated as of December 7, 1998, as amended from time to time (the "Agreement") among Maker and Lender, First National Bank of Omaha, First National Bank, Wahoo, Nebraska, The First National Bank of Chicago, Norwest Bank Nebraska, N.A., LaSalle National Bank, Dresdner Bank AG, New York and Grand Cayman Branches, Mercantile Bank of St. Louis, N.A., Bank of Montreal, U.S. Bank, National Association, and National Bank of Canada (collectively, the "Lenders"). All capitalized terms not defined herein shall have their respective meanings as set forth in the Agreement.

     Interest shall accrue on the principal sum hereof from and including the Note Date above to the earlier of the Maturity Date or the date of Conversion (as such term is defined hereafter) at a variable rate, which shall fluctuate on a monthly basis, equal to the rate announced from time to time by FNB-O as its "National Base Rate" minus a margin as determined below. The margin shall be adjusted quarterly after receipt of Maker's Quarterly Compliance Certificate (as defined in the Agreement). Adjustments shall be retroactive to the beginning of the current quarter.

              (a) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was greater than 42, the margin for the current quarter (meaning the quarter in which the certificate is required to be delivered) shall be .25%.

              (b) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was greater than 36 but equal to or less than 42, the margin for the current quarter shall be .50%.

              (c) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was greater than 30 but equal to or less than 36, the margin for the current quarter shall be .75%.

                                       50

              (d) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was greater than 24 but equal to or less than 30, the margin for the current quarter shall be 1.00%.

              (e) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was greater than 18 but equal to or less than 24, the margin for the current quarter shall be 1.25%.

              (f) If the Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was equal to or less than 18, the margin for the current quarter shall be 1.375%.

The Base Rate minus the applicable margin as determined above is hereinafter referred to as the "Revolving Credit Rate." Changes in the Base Rate shall be effective on the first day of each month, based on the Base Rate in effect as of such day. Interest shall be due upon the rendering of each monthly invoice therefor by FNB-O.


                                 TERM NOTE TERMS

     Upon the earlier of: (i) June 30, 2000; or (ii) Maker's giving notice of its election to convert the revolving credit loan evidenced by this Note, or any portion thereof, to a term loan, the revolving loan referenced above (or applicable portion thereof) shall be deemed converted to a term loan (the "Conversion"). Any such term loan shall be evidenced by notes (the "Converted Notes") separate from the initial Revolving Credit Notes. Upon the issuance of Converted Notes, the Revolving Credit Facility shall be reduced by the principal amount of such Converted Notes (and shall be increased to the extent permitted in Section 2.1(b) of the Agreement) and no further Advances shall be made by the Revolving Lenders on the converted amount. The then outstanding principal hereunder shall become due and payable in forty-eight equal installments of principal, with the first such installment due on the last day of the month following Conversion, or, if such day is not a Business Day, on the next succeeding Business Day, subsequent installments due on the last day of each consecutive month thereafter. In any event, the total amount of all unpaid principal and accrued interest hereunder shall be due and payable no later than June 30, 2004.

     After Conversion, interest shall accrue on the principal outstanding from time to time at a variable rate, which shall fluctuate on a monthly basis, which is equal to the Revolving Credit Rate plus .25%. For purposes of computing such variable rate, changes in the Base Rate shall be effective on the first day of each month based on the Base Rate in effect on such day. Notwithstanding anything in the foregoing to the contrary, after Conversion, Maker may elect to have a fixed interest rate apply to the outstanding Principal Loan Amount converted and outstanding after the date of giving notice of such fixed rate election (the "Fixed Rate Notice"). Such fixed rate shall be equal to the greater of:

                                       51

              (a) the Revolving Credit Rate in effect on the date of the notice2, plus .375%, or

              (b) the average of the yields on constant maturity Treasury Bonds with maturities of three years and five years, as quoted in the immediately preceding monthly Federal Reserve Statistical Release (the "Release") plus the following incremental percentage determined based upon the Leverage Ratio3 as of the last day of the preceding month: (x) if the Leverage Ratio is greater than 36, the incremental percentage shall be 2.25%; (y) if the Leverage Ratio is greater than 24 but not in excess of 36, the incremental percentage shall be 2.00%; and (z) if the Leverage Ratio is 24 or less, the incremental percentage should be 1.75%;

Any election of a fixed rate by Maker shall be final and irrevocable. Interest shall be due each month concurrently with the Maker's principal payment. Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest at a fluctuating rate equal to the Default Rate. Interest shall be calculated on the basis of the actual number of days outstanding and a 360-day year. Interest shall continue to accrue on the full unpaid balance hereunder notwithstanding any permitted or unpermitted failure of Maker to make a scheduled payment or the fact that a scheduled payment day falls on a day other than a Business Day. If Maker's most recent Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was in excess of thirty-six (36) at the end of such quarter, the current quarter shall be deemed a "Restricted Quarter." If, any time during a Restricted Quarter (including, without limitation, during any period in such quarter prior to delivery of the Quarterly Compliance Certificate), the interest rate accruing on any Existing Term Note (as defined in the Agreement) or Converted Note is less than 7.50% per annum, a "Trigger Event" shall be deemed to have occurred. Upon the occurrence of a Trigger Event, Maker shall be obligated to pay the following fees: (i) .375% of the outstanding principal balance as of the date preceding the Trigger Event of each Existing Term Note or Converted Note which accrues interest at less than seven and one-half percent (7.50%) per annum which amount shall be payable promptly upon invoicing by FNB-O; (ii) the same amount as computed in clause (i), payable on the six-month anniversary of the Trigger Event; and (iii) the same amount as computed in clause (i), payable on the twelve-month anniversary of the Trigger Event.

                                       52

     Maker may at any time prepay in whole or in part the Principal Loan Amount outstanding under this Revolving Credit Note or a Converted Note if the Maker has given the Revolving Lenders at least two (2) business days prior written notice of its intention to make such prepayment. Any such prepayment may be made without penalty except for a Converted Note as to which interest is accrued at a fixed rate in accordance with clause (a) or (b) above, in which event a prepayment penalty shall be due to the Lender, at Lender's option, either: (1) the Make-Whole Premium due in respect of such prepayment; or (2) the applicable prepayment fee as set forth below. The applicable prepayment fee for any Converted Note shall be: (i) if the notice electing fixed interest was given within twelve (12) months of Conversion, the fee shall be 1.50% of the amount of such prepayment; (ii) if the notice electing fixed interest was given after twelve (12) months of Conversion, but within twenty-four (24) months of Conversion, the fee shall be .75% of the amount of such prepayment; and (iii) if the notice electing fixed interest was given after twenty- four (24) months of Conversion, but within thirty-six (36) months of Conversion, the fee shall be
 .30% of the amount of such prepayment.


                                  GENERAL TERMS

     Payment of this Note and the performance of Maker's obligations under the Agreement ("Obligations") are secured by a security interest granted to First National Bank of Omaha, as agent for the Lenders and others ("Agent"), under the Security Agreement in:

     All of Maker's accounts, accounts receivable, chattel paper, documents, instruments, goods, inventory, equipment, general intangibles, contract rights, all rights of Maker in deposits and advance payments made to Maker by its customers and Subscribers, accounts due from advertisers and all ownership, proprietary, copyright, trade secret and other intellectual property rights in and to computer software (and specifically including, without limitation, all such rights in DTN transmission computer software used in the provision of the Basic DTN Subscription Service and Farm Dayta Service to Maker's Subscribers) and all documentation, source code, information and works of authorship pertaining thereto, all now owned or hereafter acquired and all proceeds and products thereof; and

such additional collateral as is more specifically described in the Security Agreement.

     Maker's liability under its Obligations shall not be affected by any of the following:

              Acceptance or retention by Lender or Agent of other property or interests as security for the Obligations, or for the liability of any person other than a Maker with respect to the Obligations;

              The release of all or any of the Collateral or other security for any of the Obligations to any Maker;

                                       53

              Any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; or

              Failure  by Lender or Agent to  resort  to other  security  or any
     person  liable  for  any  of  the  Obligations   before  resorting  to  the
     Collateral.

     Neither Lender nor Agent is required to take any action whatsoever in respect of the Collateral. Impairment or destruction of the Collateral shall not release Maker of its liability hereunder.

              Maker represents, warrants and covenants as follows:

              Maker is authorized to grant to Agent a security interest in the Collateral;

              This Note, the Agreement and the Security Agreement have been duly authorized, executed and delivered by the Maker and constitute legal, valid and binding obligations of Maker;

              This Note evidences a loan for business or agricultural purposes; and

              Maker agrees to pay all costs of collection in connection with this Note, the Agreement and the Security Agreement, including reasonable attorneys' fees and legal expenses.

     Upon the failure of Maker to make any payment of principal or interest when due hereunder or the occurrence of any Event of Default, all of the Obligations shall, at the option of Agent and without notice or demand, mature and become immediately due and payable; and Agent shall have all rights and remedies for default provided by the Uniform Commercial Code, any other applicable law and/or the Obligations.

     All costs and expenses incurred by Lender or Agent in enforcing its rights under this Note or any mortgage, endorsement, surety agreement, guaranty relating thereto are the obligation of Maker and are immediately due and payable. Interest shall accrue on such costs and expenses from the date of incurrence at the rate specified herein for delinquent Note payments. Each Maker, endorser, surety and guarantor hereby waives presentment, protest, demand, notice of dishonor, and the defense of any statute of limitations.

     Without affecting the liability of any Maker, endorser, surety or guarantor, the holder or Agent may, without notice, renew or extend the time for payment, accept partial payments, release or impair any Collateral or other security for the payment of this Note or agree to sue any party liable on it.

     Neither Lender nor Agent shall be deemed to have waived any of its rights upon or under this Note, or under any mortgage, endorsement, surety agreement or guaranty, unless such waivers be in writing and signed by Lender or Agent, as

                                       54
the case may be. No delay or omission on the part of Lender or Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender or Agent on liabilities or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

     Maker, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the liabilities or security of Maker shall apply to any liability or any security of any or all of them. This Note shall be binding upon the heirs, executors, administrators, assigns or successors of Maker; shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Note, and if all transactions between Lender and Maker shall be at any time closed, shall be equally applicable to any new transactions thereafter, provided that Lender's interest in the Collateral shall be limited to the extent provided in the Security Agreement; shall benefit Lender, its successors and assigns; and shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

     All obligations of Maker hereunder shall be payable in immediately available funds in lawful money of the United States of America at the principal office of First National Bank of Omaha in Omaha, Nebraska or at such other address as may be designated by Bank in writing.

     This Note shall be construed according to the laws of the State of Nebraska.

     Unless the content otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

     Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     This Note is given in substitution of that certain Secured Business Promissory Note dated _____________, ____ the original principal amount of $____________. This Note shall not affect, and there remains outstanding from the Maker to the Lender the Related Bank Debt and the Existing Term Notes (as such terms are defined in the Agreement), and, as to each, all extensions, renewals, and substitutions of or for the foregoing.

     Executed as of this _____ day of _____________, _____.



                                       55

                                  DATA TRANSMISSION NETWORK
                                  CORPORATION


                                  By:
                                   Title:

                                       56
                                    - 589 -

                            PROMISSORY NOTE SCHEDULE

                     Loan Advances and Payments of Principal

                      DATA TRANSMISSION NETWORK CORPORATION


REVOLVING NOTE ADVANCES AND PAYMENTS:

                      Amount of                          Unpaid
        Amount      Principal Paid      Amount of       Principal      Notation
Date  of Advance      or Prepaid      Interest Paid      Balance       Made By


                                       57

TERM NOTE:

Date of Conversion:

Amount Due at Date of Conversion:



    Fixed Rate Notice Date:                    Fixed Rate:           %


                      Amount of                          Unpaid
         Amount     Principal Paid     Amount of        Principal      Notation
Date   of Advance     or Prepaid     Interest Paid       Balance       Made By




                                       58

                                    EXHIBIT B



                       TO 1998 REVOLVING CREDIT AGREEMENT
                                      among
                           DATA TRANSMISSION NETWORK,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL,
                             LASALLE NATIONAL BANK,
                                       AND
                             NATIONAL BANK OF CANADA





                               DRAWING CERTIFICATE



                                       59

                               DRAWING CERTIFICATE
                      DATA TRANSMISSION NETWORK CORPORATION

To induce  the  First  National  Bank of  Omaha,  First  National  Bank,  Wahoo,
Nebraska, The First National Bank of Chicago, Norwest Bank Nebraska, N.A., LaSalle National Bank, Dresdner Bank AG, New York and Grand Cayman Branches, Mercantile Bank of St. Louis, N.A., U.S. Bank, National Association, Bank of Montreal, and National Bank of Canada (the "Revolving Lenders") to make an advance under the 1998 Revolving Credit Agreement (the "Agreement") dated as of December 7, 1998, between the undersigned (the "Borrower"), and the Revolving Lenders (the "Banks"), the Borrower hereby certifies to the Banks that its Operating Cash Flow (as defined in the Agreement) as represented below is true and correct and that there is no default under the aforementioned Agreement, or on any other liability of the Borrower to the Banks.

All information as of:  Date

a)  Maximum Revolving Credit Facility                            $

b)  Principal on Converted Notes                                 $___________

c)  Acquisition Notes, Existing Term Notes,
    and Related Bank Debt Outstanding                            $

d)  Principal on Revolving Credit Notes                          $

e)  Unreimbursed amounts drawn under Lender Letters
    of Credit                                                    $

f)  Amount available to be drawn under outstanding
    Lender Letters of Credit

g)  ADVANCE REQUEST ( not to exceed line a - line  b
    -  line d -  line e - line f)                                $

h)  Total Proposed Bank Debt
    (line b + line c + line d + line e + line f + line g)        $

I)  Most recent month's operating cash flow                      $

j)  Prior month's operating cash flow                            $

k)  Operating Cash Flow
    (average of line I and line j)                               $

l)  Total Indebtedness                                           $

m)  Leverage Ratio (line l divided by  line m), not to exceed
    36                                                           $
Name of Borrower:  Data Transmission Network Corporation
Signature:
Title:


                                       60

                                    EXHIBIT C



                       TO 1998 REVOLVING CREDIT AGREEMENT
                                      among
                           DATA TRANSMISSION NETWORK,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL,
                              LASALLE NATIONAL BANK
                                       AND
                             NATIONAL BANK OF CANADA



         FORMS OF APPLICATION AND CONTINUING LETTER OF CREDIT AGREEMENT


                                       61

                                    EXHIBIT D



                       TO 1998 REVOLVING CREDIT AGREEMENT
                                      among
                           DATA TRANSMISSION NETWORK,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL,
                              LASALLE NATIONAL BANK
                                       AND
                             NATIONAL BANK OF CANADA




                              OFFICER'S CERTIFICATE



                                       62

                             COMPLIANCE CERTIFICATE
                      DATA TRANSMISSION NETWORK CORPORATION


First National Bank of Omaha                                    Date
Attn:  James Bonham
16th & Dodge Streets
Omaha, Nebraska 68102

I certify that Data Transmission Network Corporation is in compliance with the requirements set forth in the 1998 Revolving Credit Agreement (the "Agreement") dated as of December 7, 1998, between First National Bank of Omaha, First National Bank, Wahoo, Nebraska, The First National Bank of Chicago, Norwest Bank Nebraska, N.A., LaSalle National Bank, Dresdner Bank AG, New York and Grand Cayman Branches, Mercantile Bank of St. Louis, N.A., U.S. Bank, National
Association, and National Bank of Canada, and Data Transmission Network Corporation.

The following  calculations are as of _________  (statement date) as required by
Section 4.1(d) of said Agreement:


Evaluations:

Total Indebtedness (TI):

Operating Cash Flow:      most recent month                 previous month
                          ending _______                    ending  ______

    Net Income (loss)
    Interest Expense
    Depreciation
    Amortization
    Deferred Income
     Taxes
    Non-Ordinary
     Non-Cash
     Charges (Credits)

    Total                 a)                                b)

    Operating Cash Flow = OCF = (a+b)/2 =

Leverage Ratio (TI/OCF):

                                       63

Section 2.3

            Pricing: If the Leverage Ratio is greater than 42 then the margin is .25%. If the Leverage Ratio is greater than 36 but equal to or less than 42 then the margin is .50%. If the Leverage Ratio is greater than 30 but equal to or less than 36 then the margin is .75%. If the Leverage Ratio is greater than 24 but equal to or less than 30 then the margin is 1.00%. If the Leverage Ratio is greater than 18 but equal to or less than 24 then the margin is 1.25%. If the Leverage Ratio is equal to or less than 18 then the margin is 1.375%.

            Position: The Revolving Credit Rate is the Base Rate minus _________


Section 2.5

Trigger
            Fee: If Total Indebtedness is more than 36 times Operating Cash Flow, then a one time fee, paid in three installments of 3/8% of the then outstanding principal balances, on any of the Existing Term Notes, Acquisition Notes or Converted Notes which have an interest rate less than 7.5% per annum is due.

            Position: A Trigger Event has/has not occurred.


Section 4.3

            Net Worth: A minimum Net Worth (exclusive of subordinated debt) of $23,500,000 plus fifty percent (50%) of the net income (but not losses) of the Borrower for each fiscal year, commencing with the fiscal year beginning January 1, 1997; provided, however, solely for purposes of determining compliance with the provisions of this
            Section 5.3, "Net Worth" shall not include any subordinated debt.

           Minimum  Net Worth  (exclusive  of  subordinated  debt)= $23,500,000.

                   Net Income            Year ending              Addition (50%)

                   $____________           12/31/97               $___________
Total Minimum Net
   Worth                                                          $

Position:

Total Net Worth (exclusive of subordinated debt) = $_____________

                                       64

Section 4.4

Indebtedness:    At no time will the Leverage Ratio exceed 48.

                 Position:           Leverage Ratio =

                 Total               At no time will Adjusted Total Indebtedness
                 Indebtedness        exceed 60 x OCF
plus
subordinated
debt plus
guaranty
contingencies
(Adjusted
Total
Indebtedness or
ATI):

Position:       Adjusted Total Indebtedness = $
                (60 x OCF) - (ATI) = $

Section 4.7

                 Distributions: Neither the Borrower nor any Subsidiary shall declare any dividends (other than dividends payable in stock of the Borrower or dividends or distributions from any consolidated Subsidiary) or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Lenders; provided that the Borrower need not obtain the Lenders' consent with respect to dividends in any one (1) year which are in the aggregate less than 25% of the Borrower's Net Operating Profit After Taxes in the previous four (4) quarters, as reported to the Lenders pursuant to Section 4.1.

                 Position:                Net Operating Profit
                        After Taxes for
                        last four (4) quarters              =  ______________

                                                                       x  .25

                        Available for dividends
                        or distributions in the most
                        recent quarter plus the
                        prior three (3) quarters          = ______________

                        Dividends and distributions
                        (excluding dividends payable
                        solely in stock of the Borrower and distributions

                                       65
                        from consolidated  Subsidiaries) declared or paid
                        in the most recent quarter plus the prior three
                                                   (3) quarters             =
                                                   ---------------

                        The  Borrower [is/is  not]  in  compliance  with
                        Section 4.7.

Section 4.15

     Interest           The ratio of OCF to Interest Expense ("IE")
    Coverage:           at the end of each quarter will not be less than 2.25 to
                        1.0 (225%).

    Position:           OCF = $
                        IE = $
                        OCF/IE =        %


Section 4.19

     Capital Expenditures:
                 The Borrower shall not make capital expenditures (other than permitted earning assets specified in Section 4.19) in any fiscal year, commencing with the fiscal year beginning January 1, 1998, in excess of $1,000,000.

                 Position:  Capital  Expenditures  (other than permitted earning
                 assets   specified   in  Section   4.19)  this  fiscal  year  =
                 $_____________

                 The Borrower [is/is not] in compliance with Section 4.19.


Section 4.20

     Acquisitions:
                 The Borrower shall not make acquisitions which in the aggregate exceed $20,000,000 and in any one instance exceed $10,000,000 except certain permitted unlimited acquisitions.

     Position:   Acquisitions (other than permitted  unlimited  acquisitions) in the aggregate since the date of the Agreement = _________.

                 Date                 Amount                   Acquired Company

Permitted Unlimited Acquisition:

         Date         Amount        Acquired        Principal            Line
                                    Company         Place of              Of
                                                    Business            Business

The Borrower [is/is not] in compliance with Section 4.20.

                                       66

Additional Representations:

There have/have not been any sale(s) of assets which would require prepayment of the Notes under Section 4.2.

There has/has not been:

     (i) a Change of Control or a material adverse change in management personnel as defined in Section 4.14 of the Agreement; or

     (ii) a default under Section 6.1(j) or 6.1(l) regarding a change in ownership or control of the Company.


Name of Borrower:     Data Transmission Network Corporation

                      Signature:

Title:


                                       67

                                   SCHEDULE A

                       TO 1998 REVOLVING CREDIT AGREEMENT
                                      among
                     DATA TRANSMISSION NETWORK CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL
                              LASALLE NATIONAL BANK
                                       AND
                             NATIONAL BANK OF CANADA





                             PERMITTED ENCUMBRANCES


Secured Party                                             Financing Statements

Nebraska Secretary of State

First National Bank of Omaha                         12/28/87      #401690
                                                     10/13/92      #564918           Amendment
                                                     11/13/92      #568176           Continued
First National Bank of Omaha, as agent                5/8/96       #691938           Amendment

FirsTier, Lincoln                                     6/24/87      #384782
First National Bank of Omaha                          2/03/88      #405477           Amendment
First National Bank, Wahoo                            5/28/92      #553205           Continued
NBD, Detroit                                         10/13/92      #564919           Amendment
                                                      2/05/93      #576038           Amendment
                                                     11/10/93      #603168           Amendment
First National Bank of Omaha, as agent                5/8/96       #691936           Amendment

FirsTier, Lincoln                                     2/10/88      #406144
First National Bank of Omaha                         10/13/92      #564917           Amendment
First National Bank, Wahoo                            1/07/93      #572981           Continued
NBD, Detroit                                          2/05/93      #576039           Amendment
                                                     11/10/93      #603169           Amendment
First National Bank of Omaha, as agent                5/8/96       #691937           Amendment

                                       68
                                    - 601 -

First Bank of Minneapolis                            11/25/91      #534665
 (Norstan)                                            8/24/92      #561090           Assignment


Douglas County Clerk, Nebraska

FirsTier, Lincoln                                     2/11/88      #000534
First National Bank of Omaha                         10/15/92      #000534           Amendment
First National Bank, Wahoo                            1/08/93      #0000054          Continued
NBD, Detroit                                          2/05/93      #000253           Amendment
                                                     11/17/93      #54               Amendment
First National Bank of Omaha, as agent                5/ /96                         Amendment


Iowa Secretary of State

FirsTier, Lincoln                                     2/10/88      H842023
First National Bank of Omaha                         10/15/92      K395184           Amendment
First National Bank, Wahoo                            1/08/93      K424887           Continued
NBD, Detroit                                          2/08/93      K434908           Amendment
                                                     11/15/93      K503145           Amendment
First National Bank of Omaha, as agent                5/6/96       K734148           Amendment

Kansas Secretary of State

FirsTier, Lincoln                                     2/10/88      #1286572
First National Bank of Omaha                         10/15/92      #1842986          Amendment
First National Bank, Wahoo                            1/08/93      #1868482          Continued
NBD, Detroit                                          2/11/93      #1879069          Amendment
                                                     11/12/93      #1964342          Amendment
First National Bank of Omaha, as agent                7/18/96      #2265201          Amendment


Illinois Secretary of State

FirsTier, Lincoln                                     3/18/88      #2402370
First National Bank of Omaha                         10/21/92      #3043202          Amendment
First National Bank, Wahoo                            2/11/93      #3084199          Amendment
NBD, Detroit                                          2/25/93      #3089132          Continued
                                                     12/09/93      #3197498          Amendment
First National Bank of Omaha, as agent                7/9/96       #3562627          Amendment


Michigan Secretary of State

FirsTier, Lincoln                                     2/12/88      #C034473
First National Bank of Omaha                         10/16/92      #C646856          Amendment

                                       69
                                    - 602 -

First National Bank, Wahoo                            1/08/93      #C672590          Continued
NBD, Detroit                                          3/01/93      #C689434          Amendment
                                                     11/15/93      #C778208          Amendment
First National Bank of Omaha, as agent                7/8/96       #D128002          Amendment


Wisconsin Secretary of State

FirsTier, Lincoln                                     2/18/88      #968701
First National Bank of Omaha                         10/21/92      #1309942          Amendment
First National Bank, Wahoo                           01/15/93      #1326550          Continued
NBD, Detroit                                          2/08/93      #1331412          Amendment
                                                     11/23/93      #1393268          Amendment
First National Bank of Omaha, as agent                7/23/96      #1602740          Amendment


Indiana Secretary of State

FirsTier, Lincoln                                     2/11/88      #1454192
First National Bank of Omaha                         10/21/92      #1808780          Amendment
First National Bank, Wahoo                            1/11/93      #1822115          Continued
NBD, Detroit                                          2/08/93      #1827451          Amendment
                                                     11/12/93      #1878806          Amendment
First National Bank of Omaha, as agent                7/9/96       #2065412          Amendment


Minnesota Secretary of State

FirsTier, Lincoln                                     2/17/88      1#121648#00
First National Bank of Omaha                         10/16/92      #1537269          Amendment
First National Bank, Wahoo                           01/19/93      #1557397          Continued
NBD, Detroit                                          2/08/93      #1562125          Amendment
                                                     11/23/93      #1632156          Amendment
First National Bank of Omaha, as agent                9/5/96       #1875684          Amendment


South Dakota Secretary of State

FirsTier, Lincoln                                     2/10/88      880410802864
First National Bank of Omaha                         10/16/92      #22901003596      Amend.
First National Bank, Wahoo                            1/08/93      #30081001734      Cont.
NBD, Detroit                                          2/09/93      #30391203308      Amend.
                                                     11/22/93      #33261003899      Amend.
First National Bank of Omaha, as agent                7/8/96       #961900902562     Amend.


                                       70
                                    - 603 -

Missouri Secretary of State

FirsTier, Lincoln                                     2/11/88      #1555991
First National Bank of Omaha                         10/16/92      #2184193          Amendment
First National Bank, Wahoo                            1/08/93      #2212473          Continued
NBD, Detroit                                          2/08/93      #2224113          Amendment
                                                     11/15/93      #2331876          Amendment
First National Bank of Omaha, as agent                7/8/96       #2684601          Amendment

Ohio Secretary of State

FirsTier, Lincoln                                     2/12/88      #Y00095612
First National Bank of Omaha                         10/19/92      #01097336         Amendment
First National Bank, Wahoo                            1/11/93      #01119343901      Cont.
NBD, Detroit                                          2/09/93      #02099338901      Amend.
                                                     11/12/93      #1129331801       Amendment
First National Bank of Omaha, as agent                7/9/96       #07099607117      Amendment


Kentucky Secretary of State

First National Bank of Omaha                         11/12/93      134318
First National Bank of Omaha, as agent                7/23/96                        Amendment


Pennsylvania Department of State

First National Bank of Omaha                         11/12/93      22571277
First National Bank of Omaha, as agent                7/8/96       25631529          Amendment


Oklahoma Secretary of State

First National Bank of Omaha                         11/12/93      059782
First National Bank of Omaha, as agent                7/8/96       035257            Amendment


Mississippi Secretary of State

First National Bank of Omaha                         11/12/93      0756092--
First National Bank of Omaha, as agent                7/8/96       01015782          Amendment

Colorado Secretary of State
First National Bank of Omaha                         11/12/93      932082461
First National Bank of Omaha, as agent                7/8/96       962051575         Amendment

California Secretary of State

First National Bank of Omaha                         11/12/93      93229491
First National Bank of Omaha, as agent                7/5/96       96191C0067        Amendment


Washington Secretary of State

First National Bank of Omaha                         11/15/93      933190075
First National Bank of Omaha, as agent                7/5/96       96-187-9060       Amendment


Montana Secretary of State

First National Bank of Omaha                         11/15/93      419540
First National Bank of Omaha, as agent                7/8/96       419540            Amendment


Arizona Secretary of State

First National Bank of Omaha                         11/15/93      765359
First National Bank of Omaha, as agent                7/8/96       765359            Amendment

North Carolina Secretary of State

First National Bank of Omaha                         11/15/93      050742
First National Bank of Omaha, as agent                7/8/96       1357308           Amendment


North Dakota Secretary of State

First National Bank of Omaha                         11/16/93      93-380331
First National Bank of Omaha, as agent                7/8/96       96-608985         Amendment


Florida Secretary of State

First National Bank of Omaha                         11/17/93      930000236992
First National Bank of Omaha, as agent                7/10/96      960000142090      Amendment


Texas Secretary of State

First National Bank of Omaha                         11/29/93      227591--
First National Bank of Omaha, as agent                7/8/96       96683548          Amendment

Alabama Secretary of State

First National Bank of Omaha, as agent                6/27/95      B-95-26462FS
                                                      7/19/96          95-26462      Amendment
                                       71
                                    - 604 -

Arkansas Secretary of State

First National Bank of Omaha, as agent                6/29/95      968722
                                                      7/10/96      968722            Amendment


New York Secretary of State

First National Bank of Omaha, as agent                6/26/95      130246
                                                      7/8/96       532973            Amendment






--------
1Determined based on the Leverage Ratio calculated on the Total Indebtedness and Operating Cash Flow as of the last day of the preceding month, adjusted to show any increases in the Leverage Ratio as a result of additional Total Indebtedness incurred (reduced by any principal payments on such Total Indebtedness) during the quarter in which the rate is being fixed as described above.

2 Determined based on the Leverage Ratio calculated on the Total Indebtedness and Operating Cash Flow as of the last day of the preceding month, adjusted to show any increases in the Leverage Ratio as a result of additional Total Indebtedness incurred (reduced by any principal payments on such Total Indebtedness) during the quarter in which the rate is being fixed as described above.

                                       72
                                    - 605 -